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INDEX TO FINANCIAL STATEMENTS EQUITRUST USA

As filed with the Securities and Exchange Commission on December 28, 2012

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-11
For Registration Under the Securities Act of 1933 of
Securities of Certain Real Estate Companies

EQUITRUST USA
(Exact name of registrant as specified in governing instruments)

3475 Piedmont Rd, NE Suite 1200
Atlanta, GA 30305
(770) 444-9630
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Donald C. Buenger
3475 Piedmont Rd, NE Suite 1200
Atlanta, GA 30305
(770) 444-9630
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David L. Morehous
Morehous Legal Group, PLLC
507 South Gay Street, Suite 1200
Knoxville, TN 37902
(865) 971-1775

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effectiveness of the registration statement.

         If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee

Common shares of beneficial ownership, par value $.0001 per share	$1,000,000	$136.40

(1)
The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 28, 2012

                    Shares

EquiTrust USA

Common Shares

        We are a self-advised and self-administered Maryland real estate investment trust. We are newly formed, and have no history of operations. We expect to use the net proceeds of this offering to develop and/or acquire one or more luxury resort property complexes, consisting of a mix of commercial, hotel, office and residential uses in proximity to each other, in the southeastern United States. We are an "emerging growth company" as defined under the federal securities laws and, as such, may elect to comply with certain reduced public reporting requirements in future filings.

        This is our initial public offering. We are selling                common shares of beneficial interest, or common shares, in this offering. We are offering                    common shares at a price of $            per share on a "best efforts" basis through                              , or "[Dealer Manager TBD]," our dealer manager. "Best efforts" means that [Dealer Manager TBD] will use its best efforts to find buyers for the shares, but is not obligated to purchase any specific number or dollar amount of shares. We also are offering up to                        common shares at a price of $            per share to stockholders who elect to participate in our distribution reinvestment plan. In each case, the offering price was determined by our board of trustees. We reserve the right to reallocate the shares offered between our "best efforts" offering and the distribution reinvestment plan. [After pricing of this offering, we expect that our common shares will trade on the                        under the symbol "                ."]

        We intend to elect and to qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending December 31, 20[13]. To assist us in qualifying as a REIT, stockholders generally are restricted from owning more than 9.8% of our outstanding common shares or our preferred shares of beneficial interest, in each case by value or number of shares, whichever is more restrictive. See "Description of Shares—Restrictions on Ownership and Transfer."

        Investing in our common shares involves significant risks. See "Risk Factors" beginning on page 11 of this prospectus for a description of various risks that you should consider before investing in our shares.

        [Dealer Manager TBD] is a member of the Financial Industry Regulatory Authority, Inc., or "FINRA." The minimum purchase requirement in this offering is            shares at a price of $            per share ($            ) for individuals and        shares at a price of $            per share ($            ) for tax-exempt entities. We will not sell any shares unless we sell a minimum of [$1,000,000] common shares by [                    ], 20[13], which is one year from the effective date of this offering. Prior to the time we sell at least [$1,000,000] common shares, subscription payments will be placed in an account held by [Escrow Agent TBD] as escrow agent. If we are not able to sell at least [$1,000,000] shares by [                    ], 20[13], we will terminate this offering and funds in the escrow account, including any interest, will be returned to subscribers within ten business days. Any purchases of shares by our trustees, officers and other affiliates will be included for purposes of determining whether the minimum of [$1,000,000] common shares required to release funds from the escrow account has been sold. This offering will end no later than [                    ], 20[13], unless extended.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. We will accept subscriptions only from people who meet the suitability standards described in this prospectus. The description of our company contained in this prospectus was accurate as of December     , 2012. We will amend or supplement this prospectus if there are any material changes in our affairs.

December    , 2012

PROSPECTUS SUMMARY

        This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section beginning on page 11, before making a decision to invest in our shares.

        Except where the context suggests otherwise, the terms "we," "us" and "our" refer to EquiTrust USA and its subsidiaries.

Q:
What is EquiTrust USA?

A:
EquiTrust USA is a Maryland real estate investment trust, formed on October 12, 2012. EquiTrust USA will elect to qualify as a real estate investment trust for federal income tax purposes, or REIT, for the taxable year ended December 31, 2013.

  We expect to use substantially all of the net proceeds from this offering to acquire contiguous or semi-contiguous parcels of real property in a location in the southeastern United States, and to begin construction of a lifestyle resort, which we refer to as "the Project." This offering is considered a "blind pool", because we have not identified any specific properties we will purchase with proceeds from this offering.

  Our executive office is located at 3475 Piedmont Rd, NE, Suite 1200, Atlanta, GA 30305. Our telephone number is (770) 444-9630 and our fax number is (770) 226-5357. Additional information about us may be obtained at www.equitrustusa.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Q:
What is a real estate investment trust?

A:
Maryland law permits the creation of special business entities called "real estate investment trusts" by filing a "Declaration of Trust" with the Maryland State Department of Assessments and Taxation. EquiTrust USA has been formed under this statute; however, our formation in Maryland does not automatically qualify EquiTrust USA as a REIT for federal income tax purposes. In this prospectus, whenever we use the term "REIT", we mean a REIT for federal income tax purposes. Whenever we refer to the formal organizational structure of EquiTrust USA, we will use the term "Maryland real estate investment trust."

  In general, a REIT is a company that:

  •
  combines the capital of many investors to acquire or provide financing for commercial real estate;

  •
  allows individual investors the opportunity to invest in a diversified portfolio of real estate under professional management;

  •
  pays distributions to investors of at least 90% of its taxable income; and

  •
  avoids the "double taxation" treatment of income that generally results from investments in a corporation, because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied.

  In order to qualify as a REIT, an otherwise taxable domestic corporation must:

  •
  be managed by an independent board of trustees or trustees;

  •
  be jointly owned by 100 or more stockholders without five or fewer investors owning in total more than 50% of the REIT;

  •
  have 95% of its income derived from dividends, interest and property income;

  •
  invest at least 75% of its assets in real estate; and

  •
  derive at least 75% of its gross income from rents or mortgage interest.

  There are three basic types of REITs:

  •
  equity REITs that invest in or own real estate and earn income through collecting rent;

  •
  mortgage REITs that lend money to owners and developers or invest in financial instruments; and

  •
  hybrid REITs that are a combination of equity and mortgage REITs.

  We intend to operate primarily as an equity REIT, although our declaration of trust does not prohibit us from investing in mortgages as well.

Q:
Do you have an advisor?

A:
No. We are a self-advised REIT, and our business and investment decisions will be made by our management, rather than a professional advisor.

Q:
Do you currently own any properties?

A:
No. We plan to develop a mixed-use development in the southeastern United States, consisting of commercial, hotel, and residential properties and related amenities, but we have not yet finalized a location or begun acquiring specific properties. Because we have not yet identified any specific assets to acquire, we are considered to be a blind pool. As acquisitions become probable, we will supplement this prospectus to provide information regarding the likely acquisition to the extent material to an investment decision with respect to our common shares. We will also describe material changes to our portfolio, including the closing of property acquisitions, by means of a supplement to this prospectus.

Q:
What do you mean by "the Project"?

A:
When we refer to a "the Project", we mean a mixed-use development on a contiguous property, or series of properties, developed under a common development plan, with the final development featuring shopping, family entertainment, hotel and spa, fine dining, residential, and recreational opportunities in a resort setting. We envision the Project being constructed in multiple stages, as development capital, acreage, and management attention are available:

•
Phase 1A of the Project would be a lifestyle shopping center of over 1 million square feet of space for shopping and fine dining.

•
Phase 1B would be a lodge and conference center facility featuring a luxury branded hotel, a state-of-the-art conference center, and a spa.

•
Phases 2 and 3 would be residential properties, including single family homes and villas, situated along or in proximity to golf courses and club facilities.

•
The final phases of the Project would include an equestrian center and (depending on the location of the final development) a full-service ski resort.

  If we are unable to complete Phase 1A, it is unlikely that we would proceed to the subsequent phase.

Q:
How will you identify a suitable location?

A:
We will seek a location that permits us to assemble the necessary acreage to develop the Project. We anticipate that the Project, if fully developed according to our plan, will require 4,000 to 4,500 contiguous or semi-contiguous acres. In addition, we will evaluate locations as to the following characteristics:

•
Distance from population centers, measured by travel time;

•
Proximity to transportation networks and established patterns of recreation and tourism;

•
Distance from established competitors, particularly resort properties and regional lifestyle shopping centers; and

•
"Lifecycle cost," including cost of acquisition, cost of construction, insurance and maintenance costs, utility costs, and property tax rates.

Q:
What will you do with the money raised in this offering?

A:
We expect to invest substantially all of our net offering proceeds, after payment of our offering expenses, in the purchase of contiguous tracts of real estate necessary to construct Phase 1A and in the construction of Phase 1A. We also may purchase options to acquire, from the current property owners, tracts of property necessary for future phases.

  Until we invest the proceeds of this offering as described in this prospectus, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot guarantee how long it will take to use the proceeds. For more information, see the "Estimated Use of Proceeds" section of this prospectus.

Q:
Will the proceeds of this offering be enough to construct the Project?

A:
No. As of the date of this prospectus, we estimate the total cost to complete the lifestyle shopping center in Phase 1A of the Project to be approximately $180 million, and the total cost to construct the hotel, conference center, and spa in Phase 1B to be approximately $120 million. Therefore, we expect to need an additional $[179] million to complete Phase 1A and an additional $120 million to complete Phase 1B. Phase 2 of the Project is expected to cost approximately $130 million and Phase 3 is expected to cost approximately $204 million.

Q:
How will you raise the additional funds to construct the Project?

A:
We will raise additional funds through a combination of debt and equity financing, which may include loans from banks or other financial institutions; sales of debt securities; sales of equity securities; or other transactions. To secure additional financing, we may be required to accept terms that give future lenders or investors rights that are senior or preferred to the rights of the common shares offered in this offering; those terms may include liens on real property; security interests on other assets of EquiTrust USA; sinking-fund redemption rights; preferential dividend and/or liquidation rights; and/or rights to require EquiTrust USA to register securities for resale under U.S. securities laws.

Q:
What will happen to an investment if you are unable to raise the additional funds?

A:
If we are unable to raise the necessary funds, we expect construction of the Project to be delayed. A delay in the Project would delay our ability to begin making distributions to stockholders. If we faced a very long delay, our board of trustees could use its power to change our investment strategy, which could change the nature of your investment in us.

Q:
If I buy shares, will I receive distributions and how often?

A:
We have not paid any distributions as of the date of this prospectus. Considering the scope and capital requirements for development of the Project, we do not expect to begin cash distributions before the tax year ending December 31, 2018. Once we begin making cash distributions, we intend to pay cash distributions on a monthly basis based on daily record dates. We may also make special stock distributions.

  To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our common stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of trustees may authorize distributions in excess of those required for us to maintain REIT status, depending on our financial condition and such other factors as our board of trustees deems relevant.

  Our board of trustees considers many factors before authorizing a cash distribution, including current and projected cash flow from operations, capital expenditure needs, general financial conditions and REIT qualification requirements. We expect to have little, if any, cash flow from operations available for cash distributions for several years, until early phases of the Project are completed and generating rental income. It is possible that, at least during the early stages of our development and from time to time during our operational stage, we may declare cash distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, to the extent permitted by Maryland law, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions. We may borrow funds, issue new securities or sell assets to make and cover our declared distributions, all or a portion of which could be deemed a return of capital. We may also fund such distributions from third-party borrowings, although we have no present intention to do so. If we fund cash distributions from borrowings, sales of assets or the net proceeds from this offering, we will have fewer funds available for the acquisition of real estate and development of the Project, and your overall return may be reduced. Further, to the extent cash distributions exceed cash flow from operations, a stockholder's basis in our shares will be reduced and, to the extent distributions exceed a stockholder's basis, the stockholder may recognize capital gain. Our organizational documents do not limit the amount of distributions we can fund from sources other than from cash flows from operations.

  In addition to cash distributions, our board of trustees may declare special stock distributions. Although there are a number of factors that we will consider in connection with such a declaration, such stock distributions are most likely to be declared if our board of trustees believes that (i) our portfolio has appreciated in value from its aggregate acquisition cost or (ii) additional sales of common shares in this offering at the current offering price would dilute the value of a share to our then existing stockholders. Such a stock distribution would be intended to have the same effect as raising the price at which our common shares are offered.

  We have not established a minimum distribution level, and our declaration of trust does not require that we make distributions to our stockholders. We will make distributions with respect to the common shares, if any, in our sole discretion. No distributions will be made with respect to shares of convertible stock.

Q:
Will the distributions I receive be taxable as ordinary income?

A:
Yes and No. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the distribution reinvestment plan at a discount to fair market value. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

  As a REIT, we are only required to distribute 90% of our taxable income each year in order to maintain our REIT status. We expect that some portion of your distributions will not be subject to tax in the year in which it is received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled "Material U.S. Federal Tax Considerations."

Q:
How do I decide if an investment in the company's shares is appropriate for me?

A:
An investment in our shares may be appropriate as part of your investment portfolio if:

•
You satisfy the minimum suitability standards described in this prospectus.

•
You seek to receive current income through our payment of regular monthly cash distributions to our stockholders.

•
You seek to preserve your capital and obtain the benefits of potential long-term capital appreciation, because we intend to acquire properties that offer appreciation potential while balancing the objective of preserving your capital.

•
You seek to diversify your portfolio by allocating a portion of your portfolio to a long-term investment in commercial real estate, which is not correlated to the stock market.

•
You are able to hold your investment in our shares as a long-term investment due to the absence of a liquid market for our shares.

Q:
What are some of the more significant risks of investing in your shares?

A:
An investment in our shares is subject to significant risks. You should carefully consider the information set forth in the "Risk Factors" section of this prospectus, beginning on page 7, for a discussion of the material risk factors relevant to an investment in our shares. Some of the more significant risks include the following:

  Risks Relating to our Business

  •
  We are a new company with no assets or operating history.

  •
  Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.

  •
  Our board of trustees can change our investment policies and investment strategy at any time and without notice, which could change nature of your investment in us.

  •
  We may not be able to operate as a REIT or a public company.

  •
  We will require significant equity and debt financing to develop the Project, which may not be available on commercially favorable terms, if at all.

  •
  Our cash flow may not be sufficient to meet our payment obligations on our indebtedness.

  •
  We may fail to identify or retain employees and/or consultants with key skills.

  •
  If we enter into joint ventures, the actions of our joint venture partners may have negative effects on our performance.

  •
  The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to develop the Project and pay distributions.

  •
  Your return may be reduced if we are required to register as an investment company under the Investment Company Act.

  Risks Relating to the Project

  •
  We may be unable to identify properties that meet our criteria for the Project, which may delay development of the Project.

  •
  Once we identify a location for the Project, we may not be able to acquire the necessary properties to develop it.

  •
  We may fail to successfully enter into agreements with strategic partners necessary to successfully develop the Project.

  •
  In the early years of the Project, we will depend on tenants for our revenue, especially in the retail sector, and we may suffer adverse consequences from lease terminations and/or the bankruptcy or insolvency of our tenants.

  •
  We may suffer adverse consequences due to the bankruptcy or insolvency of our tenants.

  •
  We will face competition from established resort and retail properties.

  •
  We will face risks associated with development of unimproved property, including risks of construction activities.

  •
  Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

  •
  Lease exclusivity provisions may limit flexibility in leasing or re-leasing properties in the Project, especially in Phase 1A of the Project.

  Risks Relating to Investing in Real Estate

  •
  As we begin completing phases of the Project, we will be subject to inherent risks from real estate investments.

  •
  Economic conditions may adversely affect our income.

  •
  Inflation may adversely affect our financial conditions and results of operations.

  •
  Operating expenses may increase in the future and, to the extent these increases cannot be passed on to our tenants, our cash flow and our operating results would decrease.

  •
  We will depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.

  •
  Restrictions affecting the real property may prohibit us from developing the identified real property as anticipated.

  •
  An increase in real estate taxes may decrease our income from properties.

  •
  We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

  •
  Uninsured losses or premiums for insurance coverage may adversely affect your returns.

  •
  The costs of complying with environmental laws and other laws and regulations may adversely affect our income and the cash available for any distributions.

  •
  Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

  •
  We may acquire properties in regions that are particularly susceptible to natural disasters.

  •
  We may incur significant costs to comply with the Americans With Disabilities Act or similar laws.

  Risks Relating to Debt Financing

  •
  We will require substantial additional debt financing to complete Phase 1A of the Project.

  •
  As a newly formed company, we may be unable to secure debt financing on attractive terms or at all.

  •
  Continued disruption in the financial markets could adversely affect our ability to finance or refinance investments and the ability of our future tenants to meet their obligations, which could affect our ability to meet our financial objectives.

  •
  If we are unable to borrow at favorable rates, we may not be able to acquire new properties or to improve properties, which could reduce our income and the amount of distributions that we can make to you.

  •
  Our payment obligations on borrowings will reduce funds available for distributions.

  •
  If our payment obligations are secured by our properties, our inability to pay the principal or interest when due may result in loss of the properties.

  •
  Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

  •
  Lenders may restrict certain aspects of our operations, which could, among other things, limit our ability to make distributions to you.

  •
  We may be contractually obligated to purchase properties, even if we are unable to secure financing for the transaction.

  Risks Relating to this Offering

  •
  There is no public market for our shares, and you may not be able to sell our shares.

  •
  The offering price for our shares was determined by our board of trustees.

  •
  Investors will experience substantial dilution in the net tangible book value of their shares equal to the offering costs associated with those shares.

  •
  This is a "best efforts" offering and the number and type of investments will depend on the proceeds raised in this offering.

  •
  We depend on our dealer manager to raise funds in this offering. Events that prevent our dealer manager from serving in that capacity would jeopardize the success of this offering.

  •
  We are an "emerging growth company" under the federal securities laws and will be subject to reduced public company reporting requirements.

  Risks Relating to our Corporate Structure

  •
  Our rights, and the rights of our stockholders, to recover claims against our officers and trustees are limited.

  •
  Our board of trustees may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that a stockholder would receive a "control premium" for his or her shares.

  •
  Our charter permits our board of trustees to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

  •
  Our charter places limits on the amount of common shares that any person may own without the prior approval of our board of trustees.

  •
  Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a "control share acquisition."

  Risks Relating to Income Tax

  •
  If we fail to qualify as a REIT, our operations and distributions to stockholders will be adversely affected.

  •
  If we fail to invest a sufficient amount of the net proceeds from this offering in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

  •
  To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs.

  •
  Our REIT qualification could be negatively affected by preferential dividends.

  •
  Certain of our business activities are potentially subject to the prohibited transaction tax.

  •
  You may have tax liability on distributions that you elect to reinvested into our common shares.

  •
  In certain circumstances, we may be subject to federal, state and local income taxes as a REIT, which would reduce our cash available to pay distributions to you.

  •
  Legislative or regulatory action could adversely affect investors.

  Risks Relating to ERISA

  •
  Investors subject to ERISA must address special considerations when determining whether to acquire our common stock.

Q:
What kind of offering is this?

A:
We are offering a minimum of [$1,000,000] shares and a maximum of                shares at a price of $            per share on a "best efforts" basis. "Best efforts" means that the securities dealers participating in the offering are only required to use their good faith efforts and reasonable diligence to sell the shares, and have no firm commitment or obligation to purchase any of the shares. Therefore, no specified number of shares is guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering.

  Until we sell at least [$1,000,000] shares, subscription payments will be placed in an escrow account with our escrow agent, [Escrow Agent TBD]. If we are not able to sell at least [$1,000,000] shares by [                    ], 20[13], which is one year from the original effective date of this prospectus, we will terminate this offering and all funds in the escrow account, including any interest earned on the funds, will be returned to subscribers within ten business days following the termination date. Common shares purchased by any of our officers, directors or affiliates, or by our dealer manager or any soliciting dealer, will not count toward satisfying the minimum offering.

  We also are offering up to                    shares at a purchase price of $            per share to stockholders who elect to participate in our distribution reinvestment plan. We reserve the right to reallocate the shares offered between our "best efforts" offering and the distribution reinvestment plan.

  If you choose to purchase shares in this offering, you will need to fill out a subscription agreement and pay for the shares at the time you subscribe. If you decide to purchase shares, our escrow agent will hold your funds in escrow, along with those of other subscribers, until we accept your subscription. Generally, we accept or reject subscriptions within ten days of receipt.

Q:
How long will the offering last?

A:
This offering will end no later than [                    ], 20[    ], unless extended. Our board may terminate this offering at any time and may extend the "best efforts" offering for an additional year. If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of commencing this offering or the effective date of the subsequent registration statement. If we decide to extend the "best efforts" offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock.

  The offering must be registered in every state in which we offer or sell shares. Generally, these registrations are for a period of one year. Thus, we may have to stop offering and selling in any state in which the registration is not renewed annually.

Q:
Will I receive a stock certificate?

A:
No, unless expressly authorized by our board of directors. In this offering, we anticipate that all common stock will be issued only in book entry form. The use of book entry registration protects against loss, theft or destruction of stock certificates and reduces our offering costs.

Q:
Will fractional shares be issued?

A:
Yes, we may issue fractional common shares in this offering.

Q:
Is there any minimum required investment?

A:
Yes. Individuals must initially invest at least $3,000 and tax-exempt entities must initially invest at least $1,000. The minimum amount of any subsequent investments, other than investments through our distribution reinvestment plan, is $100.

Q:
After I subscribe for shares, can I change my mind and withdraw my money?

A:
Prior to the time we sell at least [$1,000,000] shares, you may rescind your subscription. If you choose to rescind your subscription, all subscription payments held in escrow for your benefit will be returned to you by the escrow agent within ten business days of being notified by us of your election to rescind. You generally will not be able to rescind your subscription after we sell at least [$1,000,000] shares.

Q:
Are there any special restrictions on the ownership or transfer of shares?

A:
Yes. Our declaration of trust contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of trustees. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code.

Q:
Will I be notified how my investment is doing?

  Yes. We will provide you with periodic updates on the performance of your investment with us, including:

  •
  supplements to the prospectus during the offering period;

  •
  an annual report; and

  •
  an annual IRS Form 1099.

  We intend to provide annually the estimated value of our shares and to include this information in our annual report. Until 18 months after we have completed our last offering (excluding offerings under our distribution reinvestment plan), we intend to use the most recent price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as our estimated per share value of our shares. This estimated per share value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. See the "Risk Factors—Risks Related to This Offering" and the "Material U.S. Federal Tax Considerations" sections of this prospectus. We will also be filing quarterly reports with the Securities and Exchange Commission (SEC), which are available to investors.

Q:
When will I get my detailed tax information?

A:
Your IRS Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Q:
Who can help answer my questions?

A:
If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or our dealer manager:

[Dealer Manager TBD]
[Address]
[City], [State] [ZIP]
[Phone]
Attention:

RISK FACTORS

        An investment in our shares involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of our shares to decline and could cause you to lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We are a new company with no assets or operating history.

        We were formed in October 2012 to raise equity capital to acquire real estate in the southeastern United States and to develop it as a luxury resort complex, consisting of hotel, commercial, and residential uses. We do not own any real estate or have any assets other than our business plan. Because we are a new entity, we have no business history on which our historical performance or an evaluation of our future prospects can be made. You must consider our prospects in light of the substantial risks, expenses and difficulties encountered in commercial and residential real estate development.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.

        As of December 28, 2012, we owned no property. We have not yet identified any investments that we may make in the future and we will not provide you with information to evaluate our investments prior to our acquisition of properties, other than through our disclosures required by the rules of the SEC. We will seek to make a substantial portion of our investments in contiguous parcels of real estate. For a more detailed discussion of our investment policies, see the "Investment Objectives and Related Policies" section of this prospectus.

Our board of trustees can change our investment policies and investment strategy at any time and without notice, which could change nature of your investment in us.

        Our charter places no limits on the discretion of our board of trustees to formulate or revise our investment policies. The methods of implementing our investment policies may also vary, as new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by a majority of the trustees, without the approval of our stockholders. As a result, the nature of your investment could change without your consent. A change in our investment strategy may, among other things, increase our exposure to interest rate risk, default risk and commercial real property market fluctuations, all of which could materially adversely affect our ability to achieve our investment objectives.

We may not be able to operate as a REIT or a public company.

        The members of our board of trustees have no prior experience operating a publicly-traded REIT. There is a risk that the past experience of our leadership team will not be sufficient to properly operate our company as a REIT or a publicly-traded company and that will be unable to timely meet disclosure requirements of the Securities and Exchange Commission, or SEC, or otherwise comply with the Sarbanes-Oxley Act of 2002. Upon completion of this offering, we will be required to develop and implement control systems and procedures in order to qualify and maintain our qualification as a REIT, satisfy our periodic and current reporting requirements under applicable SEC regulations, and comply with Nasdaq Capital Market listing standards. This transition could place a significant strain on our management, management systems, infrastructure and other resources. Our failure to operate as a public company or maintain our qualification as a REIT would have an adverse effect on our financial condition, results of operations, cash flow and per-share trading price of our common shares. See "—Risks Related to Income Tax—Failure to qualify as a REIT," below.

We will require significant equity and debt financing to develop the Project, which may not be available on commercially favorable terms, if at all.

        We expect to require substantial capital to construct and develop our projected resort complex and for general working capital. The success of your investment will depend on our ability to continue to finance the development of our projected luxury resort complex through debt and equity financing.

        We cannot predict whether additional sources of financing will be available to us in the future. Our access to debt or equity financing depends on banks' willingness to lend and on conditions in the capital markets, and we may not be able to secure additional sources of financing on commercially acceptable terms, if at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to execute our business plan, acquire, which would have a material and adverse effect on our business, results of operations and financial condition.

Our cash flow may not be sufficient to meet our payment obligations on our indebtedness.

        We will require substantial cash flow to meet interest payment obligations on indebtedness and other borrowings. If we are unable to generate sufficient cash flow from operations to satisfy these obligations, or if we are required to make any substantial principal repayments, we may have to refinance some or all of our debt or sell assets. If we default on any secured indebtedness, the lender may foreclose and we could lose our entire investment in the asset securing the loan.

We may fail to identify or retain employees and/or consultants with key skills.

        As of December 28, 2012, we had no employees. We will be required to retain employees and consultants in order to fulfill our corporate objectives, including development of the Project. Our future performance will depend on our ability to successfully identify and retain officers and employees with the necessary skills, and to integrate them into our management team.

        Failing to recruit necessary personnel, or losing key personnel after recruiting them, would impede our ability to attain our development objectives. There is intense competition for qualified personnel in the real-estate development field, and we may not be able to attract and retain the qualified personnel we would need to develop our business.

If we enter into joint ventures, the actions of our joint venture partners may have negative effects on our performance.

        We may enter into joint ventures with third parties. Our organizational documents do not limit the amount of funds that we may invest in these joint ventures. We intend to develop and acquire properties through joint ventures with other persons or entities when warranted by the circumstances. The venture partners may share certain approval rights over major decisions and these investments may involve risks not otherwise present with other methods of investment in real estate, including, but not limited to:

  •
  that current economic conditions make it more likely that our co-member, co-venturer or partner in an investment may become bankrupt, which would mean that we and any other remaining general partners, members or co-venturers would generally remain liable for the partnership's, limited liability company's or joint venture's liabilities;

  •
  that our co-member, co-venturer or partner may have economic or business interests or goals which are or which become inconsistent with our business interests or goals, and we and our venture partner may not agree on all proposed actions to certain aspects of the venture;

  •
  that our co-member, co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our objective to qualify as a REIT;

  •
  that, if our partners fail to fund their share of any required capital contributions, we may be required to contribute that capital;

  •
  that joint venture, limited liability company and partnership agreements often restrict the transfer of a co-venturer's, member's or partner's interest or may otherwise restrict our ability to sell the interest when we desire or on advantageous terms;

  •
  that our relationships with our partners, co-members or co-venturers are contractual in nature and may be terminated or dissolved under the terms of the agreements and, in each event, we may not continue to own or operate the interests or assets underlying the relationship or may need to purchase these interests or assets at an above-market price to continue ownership;

  •
  that disputes between us and our partners, co-members or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and trustees from focusing their time and effort on our business; and

  •
  that we may in certain circumstances be liable for the actions of our partners, co-members or co-venturers.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to develop the Project and pay distributions.

        We expect to deposit our cash and cash equivalents in several banking institutions in an attempt to minimize exposure to the failure or takeover of any one of these entities. However, the Federal Insurance Deposit Corporation, or FDIC, generally only insures limited amounts per depositor per insured bank. Through 2013, the FDIC is insuring up to $250,000 per depositor per insured bank for interest-bearing accounts. If our deposits exceed these federally insured levels and if any of the banking institutions in which we have deposited our funds ultimately fails, we may lose our deposits over the federally insured levels. The loss of our deposits could reduce the amount of cash we have available to distribute or invest.

Your return may be reduced if we are required to register as an investment company under the Investment Company Act.

        EquiTrust USA is not registered, and does not intend to register itself or any of its subsidiaries, as an investment company under the Investment Company Act. If we become obligated to register the company or any of its subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

  •
  limitations on capital structure;

  •
  restrictions on specified investments;

  •
  prohibitions on transactions with affiliates; and

  •
  compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

        We intend to conduct our operations, directly and through wholly or majority-owned subsidiaries, so that EquiTrust USA and each of its subsidiaries are exempt from registration as an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is not deemed to be an "investment company" if it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is not deemed to be an "investment company" if it neither is engaged, nor proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire "investment securities" having a value exceeding 40% of the value of its total assets on an unconsolidated basis, which we refer to as the "40% test."

        We believe that EquiTrust USA and any wholly and majority-owned subsidiaries will not be considered investment companies under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act. In the event that the company or any of its wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of "investment company," we intend to rely on the exception provided by Section 3(c)(5)(C) of the Investment Company Act.

        The method we use to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for exemption from regulation under the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exemption from the definition of an "investment company" provided by Section 3(c)(5)(C) of the Investment Company Act.

        A change in the value of any of our assets could cause us to fall within the definition of "investment company" and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

        If we were required to register the company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

RISKS RELATING TO THE PROJECT

We may be unable to identify properties that meet our criteria for the Project, which may delay development of the Project.

        Our corporate strategy depends on development of the Project; development of the Project depends on identifying a suitable location, as described in "Investment Objectives and Related Policies—Development of the Project," below. We have not yet identified such a location, and therefore, there could be a substantial delay between the time you invest in our shares and the time we complete investment of substantially all the proceeds of this offering. We currently expect that, if the entire offering is subscribed for, it may take up to two years after commencement of the offering or one year after the termination of this offering, if later, until our capital is substantially invested. Pending investment, the balance of the proceeds of this offering will be invested in permitted temporary investments, which include short term U.S. government securities, bank certificates of deposit and other short-term liquid investments. The rate of return on those investments, which affects the amount of cash available to make distributions to stockholders, has been extremely low in recent years and most likely will be less than the return obtainable from real property or other investments. Therefore, delays in our ability to invest the proceeds of this offering could adversely affect our ability to pay distributions to our stockholders and adversely affect your total return. If we fail to timely invest the net proceeds of this offering or to invest in quality assets, our ability to achieve our investment objectives could be materially adversely affected.

Once we identify a location for the Project, we may not be able to acquire the necessary properties to develop it.

        Once we have identified a suitable location, we must acquire the necessary property. We expect that development of the entire Project, and even development of the "Village Commons" in Phase 1A, will require us to acquire multiple parcels of real property from multiple owners. We may be unable to acquire the necessary properties, to acquire them on favorable terms, or to acquire them in a timely manner. Our ability to acquire properties on favorable terms, or at all, is subject to the following significant risks:

  •
  potential inability to acquire a desired property because of competition from other real estate investors with significant capital, including publicly-traded REITs, private equity investors, and institutional investment funds, which may be able to accept more risk than we can prudently manage, including risks with respect to the geographic proximity of investments and the payment of higher acquisition prices;

  •
  we may incur significant costs and divert management attention in connection with evaluating and negotiating potential acquisitions, including ones that we are subsequently unable to complete;

  •
  even if we are able to acquire a desired property, competition from other potential acquirers may significantly increase the purchase price;

  •
  even if we enter into agreements for the acquisition of properties, these agreements are subject to customary conditions to closing, including the satisfactory completion of our due diligence investigations; and

  •
  we may be unable to finance the acquisition on favorable terms or at all.

        If we are unable to finance property acquisitions or acquire properties on favorable terms, or at all, our financial condition, results of operations, cash flow and per-share trading price of our common shares could be adversely affected.

We may fail to successfully enter into agreements with strategic partners necessary to successfully develop the Project.

        Our success will depend, in part on our ability to enter into agreements with key strategic partners capable of assisting us in completing the Project. For example, we may find it necessary or desirable to engage a manager of commercial real estate to assist us in developing and/or managing the "Village Commons" to be developed in Phase 1A. See "Investment Objectives and Related Policies—Development of the Project—Retail property," below. If we fail to enter into agreements with key strategic partners, we will be unable to adequately provide project services necessary for the Project, and we will be unable to develop the Project as anticipated. Our failure to develop the Project as anticipated would have a negative effect on our financial condition, results of operations, and cash flow, and could require us to revise our investment strategy.

In the early years of the Project, we will depend on tenants for our revenue, especially in the retail sector, and we may suffer adverse consequences from lease terminations and/or the bankruptcy or insolvency of our tenants.

        We believe that, if the Project is fully developed, our business will be naturally diversified across the retail, lodging, and housing sectors, and therefore hedged against sector-specific risks. However, once we begin developing the Project, and at least until development of the luxury resort hotel complex is completed in Phase 1B, our business will be highly dependent on leasing to tenants, especially in the retail sector. See "Investment Objectives and Related Policies—Development of the Project," below. Any of our tenants may experience a change in their business at any time. The retail sector in particular has been, and could continue to be, adversely affected by weakness in the national, regional and local economies, the level of consumer spending and consumer confidence, the adverse financial condition of some large retailing companies, ongoing corporate consolidation in the retail sector, the excess amount of retail space in a number of markets, and increasing competition from discount retailers, outlet malls, internet retailers and other online businesses. As a result, our tenants may delay lease commencements, decline to extend or renew their leases upon expiration, fail to make rental payments when due, or declare bankruptcy. Any of these actions could result in the termination of the tenants' leases, the expiration of existing leases without renewal, and the loss of rental income attributable to the terminated or expired leases. Any of these outcomes could adversely affect the income produced by the Project, which may harm our operating performance, thereby limiting our ability to make distributions to our stockholders.

We may suffer adverse consequences due to the bankruptcy or insolvency of our tenants.

        In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment and re-letting the affected portions of the "Village Commons" to be developed in Phase 1A or any phases of the Project we develop in the future. It is unlikely that a bankrupt tenant will pay, in full, amounts owed to us under a lease. A bankruptcy filing by, or relating to, one of our tenants or a lease guarantor would bar efforts by us to collect pre-bankruptcy debts from that tenant or lease guarantor, or its property, unless we receive an order permitting us to do so from the bankruptcy court. In addition, we cannot evict a tenant solely because of bankruptcy. The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude collection of these sums. If a lease is assumed by the tenant in bankruptcy, all pre-bankruptcy balances due under the lease must be paid to us in full. If, however, a lease is rejected by a tenant in bankruptcy, we would have only a general, unsecured claim for damages. An unsecured claim would only be paid to the extent that funds are available and only in the same percentage as is paid to all other holders of general, unsecured claims. Restrictions under the bankruptcy laws further limit the amount of any other claims that we can make if a lease is rejected. As a result, it is likely that we would recover substantially less than the full value of the remaining rent during the term.

We will face competition from established resort and retail properties.

        Once we begin developing the "Village Commons" in Phase 1A of the Project, we will compete with numerous developers, owners, and operators of shopping center properties, many of which may own properties similar to ours in the market in which the Project ultimately is situated. As we further develop the Project, we will face additional competition from developers, owners, and operators of luxury resort properties, either in the same region as the Project, or even nationally. As an example of national competition, we expect that the Project may face competition as a "destination attraction" for visitors' potential entertainment spending from the Walt Disney World and Disneyland resorts operated by The Walt Disney Company, even if the Project is not located in Florida or California. If our competitors offer more attractive financial terms to potential retail tenants, lodging operators, or condominium property management companies, or have greater marketing budgets to attract visitors to the development, we may lose existing or potential tenants and we may be pressured to reduce our rental rates or to offer more substantial rent abatements, tenant improvements, early termination rights or below- market renewal options in order to attract tenants or to retain tenants when their eases expire. We further may be pressured to increase our marketing budget for the Project in order to attract visitors to the Project. As a result, our financial condition, results of operations, cash flow and per share trading price of our common stock could be adversely affected.

We will face risks associated with development of unimproved property, including risks of construction activities.

        In developing the Project, we expect to acquire unimproved real property, and to engage in development and redevelopment activities with respect to that property. As a result, we will be subject to certain risks associated with the development and construction of real property, including:

  •
  the availability and pricing of financing on favorable terms or at all;

  •
  Construction and/or lease-up delays;

  •
  Cost overruns, including construction costs that exceed our original estimates;

  •
  Contractor and subcontractor disputes, strikes, labor disputes or supply disruptions;

  •
  Failure to achieve expected occupancy and/or rent rates within the projected time frame, if at all; and

  •
  Delays with respect to obtaining or the inability to obtain necessary zoning, occupancy, land use and other governmental permits, and changes in zoning and land use laws.

        Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to developers before they complete construction. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer. These and other factors can result in increased costs of a project or loss of our investment. If a contractor fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of development activities once undertaken, any of which could have an adverse effect on our financial condition, results of operations, and cash flow.

Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

        To develop the Project, we will have to acquire properties concentrated in a particular geographic area. Our operating results are likely to be impacted by economic changes affecting the real estate markets in that area. Your investment will be subject to greater risk to the extent that we lack a geographically diversified portfolio of properties.

Lease exclusivity provisions may limit flexibility in leasing or re-leasing properties in the Project, especially in Phase 1A of the Project.

        In the case of leases with retail tenants, the majority of the leases contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center. These provisions may limit the number and types of prospective tenants interested in leasing space in a particular retail property.

RISKS RELATING TO INVESTING IN REAL ESTATE

As we begin completing phases of the Project, we will be subject to inherent risks from real estate investments.

        Real estate investments are subject to varying degrees of risk, including the inherent cyclical nature of real estate investments. The yields available from equity investments in real estate depend upon the amount of income generated and expenses incurred. If the Resort does not generate sufficient revenues to enable us to meet our operating expenses, including debt service and Company expenditures, our ability to pay distributions to our investors will be adversely affected.

        The revenues derived from and value of commercial and retail properties such as those to be developed as part of the Project, may be affected adversely by a number of factors, including:

  •
  The cyclical nature of the real estate market, which is characterized by periods of significant expansion and contraction in the amount of building activity and the availability of financing;

  •
  The national economic climate;

  •
  The local economic climate, which may be impacted adversely by business closings, industry slowdowns and other factors;

  •
  Local real estate conditions, such as oversupply of or reduced demand for specific product;

  •
  The perceptions by prospective tenants of the safety, convenience and attractiveness of the property;

  •
  The ability of the owner to provide adequate management, maintenance and insurance;

  •
  Increased operating costs, including real estate taxes and utilities;

  •
  Adverse use of adjoining land;

  •
  Decline in the general location where the investment is located;

  •
  Condemnation;

  •
  The adverse effects of poor construction and design materials;

  •
  Changing government regulations, including tax and environmental laws and regulations;

  •
  Unforeseeable topographic and subsurface conditions of the Project roperty;

  •
  Utility availability and capacity; and

  •
  Inability to zone, re-zone or annex any of the Project property.

        Certain significant expenditures associated with any real estate development (such as debt payments, real estate taxes, insurance and maintenance costs) generally are not reduced when economic or market conditions cause a reduction in income from a development. In addition, real estate values and income from a property are also affected by such factors as potential liability under applicable laws and regulations, including tax laws and environmental laws.

Economic conditions may adversely affect our income.

        U.S. and international markets are currently experiencing increased levels of volatility due to a combination of many factors, including decreasing values of home prices, limited access to credit markets, higher fuel prices, less consumer spending and fears of a national and global recession. The effects of the current market dislocation may persist as financial institutions continue to take the necessary steps to restructure their business and capital structures. As a result, this economic downturn has reduced demand for space and removed support for rents and property values. Since we cannot predict when the real estate markets will recover, the value of any properties we acquire may decline if current market conditions persist or worsen.

        The continuing instability in the financial markets also has limited the availability of lines of credit and the degree to which people and entities have access to cash to pay rents or debt service. This illiquidity has the effect of increasing vacancies, increasing bankruptcies, and weakening interest rates commercial entities can charge consumers, which can all decrease the value of any properties we acquire. If conditions persist or worsen, the continued inability of our properties to produce income may weaken our return on our investments.

Inflation may adversely affect our financial conditions and results of operations.

        Increases in the rate of inflation may adversely affect our net operating income from leases with stated rent increases or limits on the tenant's obligation to pay its share of operating expenses, which could be lower than the increase in inflation at any given time. Inflation could also have an adverse effect on consumer spending, which may impact our tenants' sales and, with respect to those leases including percentage rent clauses, our average rents.

Operating expenses may increase in the future and, to the extent these increases cannot be passed on to our tenants, our cash flow and our operating results would decrease.

        Operating expenses, such as expenses for fuel, utilities, labor, building materials and insurance are not fixed and may increase in the future. There is no guarantee that we will be able to pass these increases on to our tenants. To the extent these increases cannot be passed on to our tenants, any increases would cause our cash flow and our operating results to decrease.

We will depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.

        Public utilities, especially those that provide water and electric power, will be fundamental for the development and sound operation of the Project. The delayed delivery or any material reduction or prolonged interruption of these services could require us to delay the Project or result in an increase in our costs to obtain backup utility services. As tenants begin leasing space in the Project, any such interruption could allow certain tenants to terminate their leases or result in an increase in our costs, as we may be forced to use backup generators, which also could be insufficient to fully operate our facilities and could result in our inability to provide services. Accordingly, any interruption or limitation in the provision of these essential services may adversely affect us.

Restrictions affecting the real property may prohibit us from developing the identified real property as anticipated.

        After we begin acquiring property for the Project, certain restrictions on real property may prohibit us from developing the property as anticipated. Zoning and other restrictions on these properties, such as utilities, conservation and other easements may restrict our ability to execute our plan and develop the Project on time. We may suffer delay and expense in trying to revise or remove zoning or other restrictions on the Project properties.

An increase in real estate taxes may decrease our income from properties.

        Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes will increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through the tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

        The seller of a property often sells the property in its "as is" condition on a "where is" basis and "with all faults," without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well suffering delay and additional expense in the development of the Project.

Uninsured losses or premiums for insurance coverage may adversely affect your returns.

        The nature of the activities at certain properties we may acquire, especially construction activities associated with the development of the Project, will expose us and our tenants or operators to potential liability for personal injuries and, in certain instances, property damage claims. In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders generally require property owners to purchase specific coverage insuring against terrorism as a condition for providing mortgage, bridge or mezzanine loans. These policies may or may not be available at a reasonable cost, if at all, which could inhibit our ability to acquire, finance, or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot provide any assurance that we will have adequate coverage for these losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of the particular asset will likely be reduced by the uninsured loss. In addition, we cannot provide any assurance that we will be able to fund any uninsured losses.

The costs of complying with environmental laws and other laws and regulations may adversely affect our income and the cash available for any distributions.

        Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property. We could also be liable under applicable law to third parties for damages and injuries resulting from environmental contamination coming from our real properties.

        Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability and the environmental condition of the real properties owned by us may be affected by the operations of any tenants of the Resort, by the existing condition of the land, by operations in the vicinity of the real properties, such as the presence of underground storage tanks, and by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and which may subject us to liability in the form of fines or damages for noncompliance.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

        Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs the government incurs in connection with the contamination. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

We may acquire properties in regions that are particularly susceptible to natural disasters.

        We may acquire properties located in geographical areas that are regularly impacted by severe storms, such as hurricanes or tornados, or other natural disasters such as flooding or earthquakes. In addition, according to some experts, global climate change could result in heightened severe weather, thus further impacting these geographical areas. Natural disasters in these areas may cause damage to our properties beyond the scope of our insurance coverage, thus requiring us to make substantial expenditures to repair these properties and resulting in a loss of revenues from these properties. Any properties located near either coast will be exposed to more severe weather than properties located inland. Elements such as salt water and humidity in these areas can increase or accelerate wear on the properties' weatherproofing and mechanical, electrical and other systems, and cause mold issues over time. As a result, if the Project is sited in a coastal area, we may incur additional operating costs and expenditures for capital improvements at properties that we acquire.

We may incur significant costs to comply with the Americans With Disabilities Act or similar laws.

        Our properties in the Project will generally be subject to the Americans With Disabilities Act of 1990, as amended, which we refer to as the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services be made accessible and available to people with disabilities. In addition, with respect to any apartment properties that ultimately are included in the Project, we also must comply with the Fair Housing Amendment Act of 1988, or the FHAA, which requires that apartment communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors.

        The requirements of the ADA or the FHAA will require particular attention in the development and construction of specific improvements and buildings in the Project. If we design or build improvements in a manner that does not comply with these requirements, we could be forced to remove access barriers and could suffer the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to develop our properties in a manner that complies with the ADA and the FHAA or place the burden on a third party, such as an architect or builder, to ensure compliance with these laws. However, we cannot provide assurance that we will be able to develop properties or allocate responsibilities in this manner. We may incur significant costs to comply with these laws.

RISKS RELATED TO DEBT FINANCING

We will require substantial additional debt financing to complete Phase 1A of the Project.

        We estimate the total cost to complete the lifestyle shopping center in Phase 1A of the Project to be approximately $180 million, and the total cost to construct the hotel, conference center, and spa in Phase 1B to be approximately $120 million. Therefore, even if we raise the maximum amount of $            in this offering, we will need to obtain up to [$300 million] in additional debt financing. Our business therefore will be subject to the risks normally associated with debt financing, including the risk that cash flow will be insufficient to meet required payments of principal and interest, and the risk that indebtedness on our properties (which we will likely not have fully amortized at maturity) will not be able to be refinanced. If prevailing interest rates or other factors at the time of a refinancing result in higher interest rates on refinancing, interest expenses would increase, which would adversely affect funds from operations and ability to pay distributions. Further, if were are unable to meet debt payments, a secured lender could foreclose upon our properties, appoint a receiver and receive an assignment of rents and leases or pursue other remedies, all with a consequent loss of income and asset value to us.

As a newly formed company, we may be unable to secure debt financing on attractive terms or at all.

        EquiTrust USA was formed on October 12, 2012, and w]e have no operating history on which a lender could base a decision to extend credit to us. Further, until we complete this offering and begin identifying and acquiring properties, we have no assets that could secure debt financing. For these reasons, we may be unsuccessful in obtaining the necessary debt financing for our business; or the necessary debt financing may be available only on unattractive terms. If we are unable to obtain debt financing, we will be unable to finance acquisitions of the properties necessary for the Project, which would delay the Project until such time, if ever, as we are able to obtain financing. Even if available, debt financing may carry terms that negatively affect our ability to complete the Project or our profitability and cash flow. Among other things, loan terms may require us to maintain certain leverage ratios, which would reduce the total debt financing available to us (relative to a given level of equity investment), thereby requiring us to delay purchases of property for the Project and thus to delay or eliminate Project features. Delays in the Project, or reduction of the scope of the Project, could have a negative effect on our cash flow and results of operations, and on the funds available for distributions to stockholders.

Continued disruption in the financial markets could adversely affect our ability to finance or refinance investments and the ability of our future tenants to meet their obligations, which could affect our ability to meet our financial objectives.

        During the recent economic crisis, loans backed by real estate became increasingly difficult to obtain, and where obtainable, rates increased and terms became more onerous, as compared with prior years. Although we have recently seen a gradual improvement in capital market conditions, any reduction in available financing will affect our ability to achieve our financial objectives. Among other things, we may be unable to finance acquisitions of the properties necessary for the Project, which could delay the Project until such time, if ever, as we are able to obtain financing for such investments. Even where we are able to obtain financing, higher costs of borrowing may negatively affect our profitability and cash flow. In addition, failure to obtain financing, or obtaining financing at reduced leverage ratios, will adversely affect our ability to develop the Project, by reducing the amount of property we can acquire with the capital available to us.

        In addition, the creditworthiness of our future tenants may be adversely affected if the lack of credit and available financing to fund their business operations returns. Any such effects could adversely impact our future tenants' ability to meet their ongoing lease obligations to us, which could in turn adversely affect our ability to make distributions.

If we are unable to borrow at favorable rates, we may not be able to acquire new properties or to improve properties, which could reduce our income and the amount of distributions that we can make to you.

        If we are unable to borrow money at favorable rates, we may be unable to acquire properties for the Project or refinance existing loans at maturity. Further, we may enter into loan agreements or other credit arrangements that require us to pay interest on amounts we borrow at variable or "adjustable" rates. Increases in interest rates will increase our interest expense on any variable rate debt, as well as any debt that must be refinanced at higher interest rates at the time of maturity. Our future earnings and cash flows could be adversely affected due to the increased requirement to service our debt and could reduce the amount we are able to distribute to our stockholders. Further, during periods of rising interest rates, we may be forced to sell one or more of our properties in order to repay existing loans, which may not permit us to maximize the return on the particular properties being sold.

Our payment obligations on borrowings will reduce funds available for distributions.

        We may, in some instances, acquire properties by assuming existing financing or borrowing new monies. We may also borrow money for other purposes to, among other things, satisfy the requirement that we distribute at least 90% of our annual "REIT taxable income," subject to certain adjustments to our stockholders, or as is otherwise necessary or advisable to assure that we continue to qualify as a REIT for federal income tax purposes. Over the long term, however, payments required on any amounts we borrow reduce the funds available for, among other things, acquisitions, capital expenditures for existing properties or distributions to our stockholders because cash otherwise available for these purposes is used to pay principal and interest on this debt.

If our payment obligations are secured by our properties, our inability to pay the principal or interest when due may result in loss of the properties.

        Defaults on loans secured by a property or properties we own may result in us losing the property or properties securing the loan that is in default as a result of foreclosure actions initiated by a lender. Loss of a property or properties could delay the Project or prevent its development. We also may fully or partially guarantee any monies that subsidiaries borrow to purchase or operate properties. In these cases, we will likely be responsible to the lender for repaying the loans if the subsidiary is unable to do

so. If any mortgage contains cross-collateralization or cross-default provisions, more than one property may be affected by a default.

        For tax purposes, a foreclosure is treated as a sale of the property or properties for a purchase price equal to the outstanding balance of the debt secured by the property or properties. If the outstanding balance of the debt exceeds our tax basis in the property or properties, we would recognize taxable gain on the foreclosure but would not receive any cash proceeds.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

        We may borrow monies on terms that do not require us to pay any principal until the maturity of the debt. During the period when no principal payments are required, the amount of each scheduled payment is less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan is not reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal required during this period. After the interest-only period, we may be required either to make scheduled payments of principal and interest or to make a lump-sum or "balloon" payment at or prior to maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related loan and will reduce the funds available for, among other things, distribution to our stockholders.

Lenders may restrict certain aspects of our operations, which could, among other things, limit our ability to make distributions to you.

        The terms and conditions contained in any of our loan documents may require us to maintain cash reserves, limit the aggregate amount we may borrow on a secured and unsecured basis, require us to satisfy restrictive financial covenants, prevent us from entering into certain business transactions, such as a merger, sale of assets or other business combination, restrict our leasing operations or require us to obtain consent from the lender to complete transactions or make investments that are ordinarily approved only by our board of trustees. In addition, secured lenders may restrict our ability to discontinue insurance coverage on a mortgaged property even though we may believe that the insurance premiums paid to insure against certain losses, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, are greater than the potential risk of loss.

We may be contractually obligated to purchase properties, even if we are unable to secure financing for the transaction.

        We expect to finance a portion of the purchase price for each property that we acquire. However, to ensure that our offers are as competitive as possible, we do not expect to enter into contracts to purchase property that include financing contingencies. Thus, we may be contractually obligated to purchase a property even if we are unable to secure financing for the acquisition. In this event, we may choose to close on the property by using cash on hand, which would result in less cash available for our operations and distributions to stockholders. Alternatively, we may choose not to close on the acquisition of the property and default on the purchase contract. If we default on any purchase contract, we could lose our earnest money and become subject to liquidated or other contractual damages and remedies.

RISKS RELATED TO THIS OFFERING

There is no public market for our shares, and you may not be able to sell our shares.

        There is no established public market for our shares and no assurance that one may develop. Our declaration of trust does not require our board of trustees to seek stockholder approval to liquidate our assets by a specified date, nor does our declaration of trust require our trustees to list our shares for trading by a specified date. Our board does not anticipate evaluating a liquidity event [, including a listing on a national securities exchange,] until at least 20[17]. In addition, even if our board decides to seek a listing of our common shares, there is no assurance that we will satisfy the listing requirements or that we will be approved for listing. Further, our charter limits any person or group from owning more than 9.8% in value of our outstanding shares or more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common shares without prior approval of our board. These restrictions may inhibit your ability to sell your shares. You should purchase our shares only as a long-term investment because of the generally illiquid nature of the shares.

The offering price for our shares was determined by our board of trustees.

        Our board of trustees established the offering price of our shares in its sole discretion, and did not consider any projection of the book or net value of our assets or operating income. The offering price also is not based on a negotiation between us and the dealer manager, or on an independent valuation. The offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

        To assist FINRA members and their associated persons that participate in this public offering of common stock, we intend to disclose in each annual report distributed to stockholders a per share estimated value of the shares, the method by which it was developed, and the date of the data used to develop the estimated value. We intend to use the most recent price paid to acquire a share in our "best efforts" offering (ignoring purchase price discounts for certain categories of purchasers) or any follow-on public equity offering as its estimated per share value of our shares until we have completed our offering stage. We will consider our offering stage complete when we are no longer offering equity securities—whether through this offering or follow-on public offerings—and have not done so for eighteen months. (For purposes of this definition, we will not consider a "public equity offering" to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan or employee benefit plan.)

        Although this initial estimated value (the offering price in this offering) will represent the most recent price at which most investors are willing to purchase shares in this "best efforts" offering, this reported value likely will differ from the price at which a stockholder could resell his or her shares because: (1) there is no public trading market for the shares at this time; (2) the estimated value neither will reflect, and will not be derived from, the fair market value of our assets, nor will it represent the amount of net proceeds that would result from an immediate liquidation of those assets, because the amount of proceeds available for investment from our public "best efforts" offering is net of selling commissions, the marketing contribution, other organization and offering costs and acquisition fees and expenses; and (3) the estimated value will not take into account how market fluctuations will affect the value of our investments.

        In determining the estimated value of our shares by methods other than the last price paid to acquire a share in an offering, we may estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. Accordingly, these estimates may not accurately reflect the fair market value of our investments and will not likely represent the amount of net proceeds that would result from an immediate sale of our assets.

Investors will experience substantial dilution in the net tangible book value of their shares equal to the offering costs associated with those shares.

        Investors who purchase our common shares in this offering will incur immediate dilution equal to the costs of the offering associated with those shares. This means that the investor who purchases common shares will pay a price per share that substantially exceeds the per-share net asset value.

This is a "best efforts" offering and the number and type of investments will depend on the proceeds raised in this offering.

        This offering is being made on a "best efforts" basis, meaning that the securities dealers participating in the offering are only required to use their good faith efforts and reasonable diligence to sell the shares, and have no firm commitment or obligation to purchase any of the shares. The minimum amount we are required to sell is $1 million and we are not required to sell the full amount offered hereby. Accordingly, if we are unable to raise substantially more than the minimum offering amount of $1 million, we will purchase only a small number of properties, which will leave us unable to commence Phase 1A of the Project until we can assemble the necessary acreage. Such a delay in the Project would negatively affect our financial condition and results of operations, including cash flow available for distribution to stockholders. Additionally, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income.

We depend on our dealer manager to raise funds in this offering. Events that prevent our dealer manager from serving in that capacity would jeopardize the success of this offering.

        The success of this offering depends to a large degree on the efforts of our dealer manager, [Dealer Manager TBD]. Our dealer manager has limited capital. In order to conduct its operations, our dealer manager depends on transaction-based compensation that it earns in connection with offerings in which it participates. If our dealer manager does not earn sufficient revenues from the offerings that it manages, it may not have sufficient resources to retain the personnel necessary to market and sell large amounts of shares on our behalf. In the event that [Dealer Manager TBD] became unable to serve in the capacity of dealer manager for this or any public offering of our shares, we believe that it could be difficult to secure the services of another dealer manager. Therefore, any event that hinders the ability of our dealer manager to conduct the offering on our behalf would jeopardize the success of the offering.

We are an "emerging growth company" under the federal securities laws and will be subject to reduced public company reporting requirements.

        In April 2012, President Obama signed into law the JOBS Act. We are an "emerging growth company," as defined in the JOBS Act, and therefore are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that normally are applicable to public companies. For so long as we remain an emerging growth company, we will not be required to (1) comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, (2) submit certain executive compensation matters to stockholder advisory votes pursuant to the "say on frequency" and "say on pay" provisions of Section 14A(a) of the Exchange Act (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the "say on golden parachute" provisions of Section 14A(b) of the Exchange Act (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations), (3) disclose more than two years of audited financial statements in a registration statement filed with the SEC, (4) disclose selected financial data pursuant to the rules and regulations of the Securities Act (requiring selected financial data for the past five years or for the life of the issuer, if less than five years) in our periodic reports filed with the SEC for any period prior to the earliest audited period presented in this registration statement, and (5) disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer's compensation to median employee compensation as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. We have not yet made a decision whether to take advantage of any of or all such exemptions. If we decide to take advantage of any of these exemptions, some investors may find our common shares a less attractive investment as a result.

        Additionally, under Section 107 of the JOBS Act, an "emerging growth company" may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. This means an "emerging growth company" can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to "opt out" of such extended transition period, and therefore will comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. This election is irrevocable.

        We will remain an "emerging growth company" for up to five years, although we will lose that status sooner if our annual gross revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates equals or exceeds $700 million after we have been publicly reporting for at least 12 months and have filed at least one annual report on Form 10-K with the SEC.

RISKS RELATED TO OUR CORPORATE STRUCTURE

Our rights, and the rights of our stockholders, to recover claims against our officers and trustees are limited.

        Under our charter, no trustee or officer will be liable to us or to any stockholder for money damages to the extent that Maryland law permits the limitation of the liability of trustees and officers of a corporation and we may generally indemnify our trustees, officers, and employees for any losses or liabilities suffered by any of them as long as: (1) the trustees have determined in good faith that the course of conduct that caused the loss or liability was in our best interest; (2) these persons or entities were acting on our behalf or performing services for us; (3) the loss or liability was not the result of the negligence or misconduct of the trustees (gross negligence or willful misconduct of the independent trustees), officers, employees, Business Manager, the Real Estate Managers or their respective affiliates; or (4) the indemnity or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders. As a result, we and our stockholders may have more limited rights against our trustees, officers and employees, our Business Manager, the Real Estate Managers and their respective affiliates, than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our trustees, officers and employees or our Business Manager and the Real Estate Managers and their respective affiliates in some cases.

Our board of trustees may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that a stockholder would receive a "control premium" for his or her shares.

        Corporations organized under Maryland law with a class of registered securities and at least three independent directors are permitted to protect themselves from unsolicited proposals or offers to acquire the company by electing to be subject, by a charter or bylaw provision or a board of directors resolution and notwithstanding any contrary charter or bylaw provision, to any or all of five provisions:

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  staggering the board of directors into three classes;

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  requiring a two-thirds vote of stockholders to remove directors;

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  providing that only the board can fix the size of the board;

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  providing that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

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  requiring that special stockholders meetings be called only by holders of shares entitled to cast a majority of the votes entitled to be cast at the meeting.

        Under the Maryland REIT Law, a Maryland real estate investment trust is permitted to take advantage of these protective provisions. In our case, the protective provisions could be implemented by resolution of our board of trustees or by provisions in our declaration of trust or bylaws.

        These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for stockholders' shares.

        Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an "interested stockholder" or any affiliate of that interested stockholder for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. After the five-year period ends, any merger or other business combination with the interested stockholder must be recommended by our board of trustees and approved by the affirmative vote of at least:

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  80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and

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  two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder unless, among other things, our stockholders receive a minimum payment for their common stock equal to the highest price paid by the interested stockholder for its common stock.

Our charter permits our board of trustees to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

        Our board of trustees is permitted, subject to certain restrictions set forth in our charter, to issue up to 40,000,000 shares of preferred stock without stockholder approval. Further, our board may classify or reclassify any unissued shares of common or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of the stock and may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue without stockholder approval. Thus, our board of trustees could authorize us to issue shares of preferred stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock.

Our charter places limits on the amount of common shares that any person may own without the prior approval of our board of trustees.

        To qualify as a REIT, and to maintain that qualification, no more than 50% of our outstanding common shares may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year, other than the first taxable year for which an election to be a REIT has been made. To ensure that we comply with this requirement, our declaration of trust prohibits any persons or groups from owning more than 9.8% in value of our outstanding shares or more than 9.8% in value or in number, whichever is more restrictive, of our outstanding common shares, without the prior approval of our board of trustees. These provisions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets that might involve a premium price for holders of our common shares. Further, any person or group attempting to purchase shares exceeding these limits could be compelled to sell the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a "control share acquisition."

        The Maryland Control Share Acquisition Act provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. The Maryland REIT Law permits Maryland real estate investment trusts to be governed by the Control Share Acquisition Act, as if they were Maryland corporations. Shares owned by the acquirer, by officers or by employees who are directors of the corporation, are excluded from shares entitled to vote on the matter. "Control shares" are voting shares which, if aggregated with all other shares owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

RISKS RELATED TO INCOME TAX

If we fail to qualify as a REIT, our operations and distributions to stockholders will be adversely affected.

        Our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code, the results of which have not been, and will not be, independently reviewed. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. Qualification as a REIT involves the application of highly technical and complex rules related to, among other things, the composition of our assets, the income generated by those assets and distributions paid to our stockholders. There are limited judicial or administrative interpretations regarding these rules. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, new regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualifying as a REIT or the federal income tax consequences of qualification.

        If we were to fail to qualify as a REIT, without the benefit of certain relief provisions, in any taxable year:

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  we would not be allowed to deduct distributions paid to stockholders when computing our taxable income;

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  we would be subject to federal (including any applicable alternative minimum tax) and state income tax on our taxable income at regular corporate rates;

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  we would be disqualified from being taxed as a REIT for the four taxable years following the year during which we failed to qualify, unless entitled to relief under certain statutory provisions;

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  we would have less cash to pay distributions to stockholders; and

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  we may be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of being disqualified.

        In addition, if we were to fail to qualify as a REIT, we would not be required to pay distributions to stockholders, and all distributions to stockholders that we did pay would be subject to tax as regular corporate dividends to the extent of our current and accumulated earnings and profits. This means that, under current law, which is subject to change, our U.S. stockholders who are taxed as individuals generally would be taxed on our dividends at long-term capital gains rates through 2012 and that our corporate stockholders generally would be entitled to the dividends received deduction with respect to such dividends, subject, in each case, to applicable limitations under the Code.

If we fail to invest a sufficient amount of the net proceeds from this offering in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

        Temporary investment of the net proceeds from this offering in short-term securities and income from these investments generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our stock in qualifying real estate assets within the one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT.

To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs.

        To qualify as a REIT, we must distribute to our stockholders each year 90% of our annual taxable income, subject to certain adjustments. At times, we may not have sufficient cash on hand to satisfy these distribution requirements; in those cases, we may need to borrow funds to make the required distributions to maintain our REIT status and avoid the payment of income and excise taxes. These borrowing needs could result from: (1) differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes; (2) the effect of non-deductible capital expenditures; (3) the creation of reserves; or (4) required debt amortization payments. We may need to borrow funds at times when market conditions are unfavorable. Further, if we are unable to borrow funds when needed for this purpose, we would have to find alternative sources of funding or risk losing our status as a REIT.

REIT qualification could be negatively affected by preferential dividends

        The requirement that we annually distribute to our stockholders at least 90% of our REIT taxable income is determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be "preferential dividends." A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the Internal Revenue Service's position regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment plan inadvertently causing a greater than 5% discount on the price of such stock purchased). There is no de minimis exception with respect to preferential dividends; therefore, if the Internal Revenue Service were to take the position that we inadvertently paid a preferential dividend, we may be deemed to have failed the 90%

distribution test, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure.

Certain of our business activities are potentially subject to the prohibited transaction tax.

        Our ability to dispose of property during the first two years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any wholly owned subsidiary (or entity in which we are treated as a partner), excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Determining whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We cannot provide assurance that any particular property we own, directly or through any wholly owned subsidiary (or entity in which we are treated as a partner), excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

You may have tax liability on distributions that you elect to reinvested into our common shares.

        If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the fair market value of the common shares that you receive in lieu of cash distributions. As a result, unless you are a tax-exempt entity, you will have to use funds from other sources to pay any tax liability.

In certain circumstances, we may be subject to federal, state and local income taxes as a REIT, which would reduce our cash available to pay distributions to you.

        Even if we qualify and maintain our status as a REIT, we may become subject to federal, state and local income taxes. For example:

  •
  We will be subject to tax on any undistributed income. We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year plus amounts retained for which federal income tax was paid are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

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  If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

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  If we sell a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% "prohibited transaction" tax.

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  We will be subject to a 100% penalty tax on certain amounts if the economic arrangements of our tenants, our taxable REIT subsidiaries and us are not comparable to similar arrangements among unrelated parties.

Legislative or regulatory action could adversely affect investors.

        Changes to the tax laws are likely to occur, and these changes may adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.

        The maximum tax rate on qualified dividends paid by corporations to individuals is 15% through 2012. REIT dividends, however, generally do not constitute qualified dividends and consequently are not eligible for the current reduced tax rates. Therefore, our stockholders will pay federal income tax on distributions out of our current and accumulated earnings and profits (excluding distributions of amounts either subject to corporate-level taxation or designated as a capital gain dividend) at the applicable "ordinary income" rate, the maximum of which is 35% through 2012. However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, and we thus expect to avoid the "double taxation" to which other corporations are typically subject.

        Future legislation might result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed, for federal income tax purposes, as a corporation. As a result, our declaration of trust provides our board of trustees with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of trustees has fiduciary duties to us and our stockholders and could only cause changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

RISKS RELATED TO RETIREMENT PLANS

Investors subject to ERISA must address special considerations when determining whether to acquire our common stock.

        Fiduciaries of a pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, or "ERISA," should consider whether investing in our common stock: is subject to the "plan assets" rules under ERISA and the Code; satisfies the fiduciary standards of care established under ERISA; is subject to the unrelated business taxation rules under Section 511 of the Code; and constitutes a prohibited transaction under ERISA or the Code.

        We intend to satisfy the "real estate operating company" exception to the plan assets regulations promulgated pursuant to ERISA. Consequently, our assets should not be treated as plan assets of an investing plan subject to ERISA. We cannot assure you, however, that this exception will apply to our assets and, if not, our assets may be treated as plan assets of an investing plan subject to ERISA. Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

        Some of the statements in this prospectus are forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "project," "should," "will," "would" or similar expressions.

        Forward-looking statements include the. Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements.

        The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Forward-looking statements we make in this prospectus are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including:

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  the factors described in this prospectus, including those set forth under the sections captioned "Risk Factors" and "Investment Objectives and Related Policies;"

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  future results of our operations;

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  our current or future business strategies;

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  availability, terms and deployment of capital;

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  availability of qualified personnel;

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  changes in our industry, interest rates, the debt securities market or the general economy;

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  changes in governmental regulations, tax rates and similar matters;

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  actions and initiatives of the U.S. government relating to discounted or troubled assets, and the impact of these policies;

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  availability of investment opportunities in real estate and real estate-related assets;

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  the degree and nature of our competition;

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  the adequacy of our cash reserves and working capital; and

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  the timing of cash flows, if any, from our investments.

        Except as otherwise required by federal securities laws, we do not have any intention or obligation to update forward-looking statements after the date of this prospectus.

 ESTIMATED USE OF PROCEEDS

        The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell the minimum of [$1,000,000] common shares, a mid-point range of                common shares, and the maximum of                common shares, respectively. Many of the amounts set forth below represent management's best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in this offering and assuming a $            purchase price for shares sold in the primary offering, we estimate that we will use       % to      % of the gross proceeds from the primary offering, or between $            and $            per share, for purchase of real property and payment of construction costs for Phase 1A of the Project, assuming the minimum and maximum offering amounts, respectively, while the remainder of the gross proceeds from the primary offering will be used to pay offering expenses, including selling commissions and the dealer manager fee, and to maintain a working capital reserve.

        We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share redemption program; capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties; reserves required by any financings of our investments; future funding obligations under any real estate loan receivable we acquire; acquisition of assets, which would include payment of acquisition fees to our advisor; and the repayment of debt. We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes.

	[$1,000,000] Shares	Shares				Shares
		Primary Offering ( Shares) ($ /share)		Div. Reinv. Plan ( Shares) ($ /share)		Primary Offering ( Shares) ($ /share)		Div. Reinv. Plan ( Shares) ($ /share)
Minimum Offering ($ /share)
	$ %	$	%	$	%	$	%	$	%
Gross Offering Proceeds	1,000,000
Selling Commissions
[Dealer Manager Fee]
Other Organization and Offering Expenses(1)
Initial Working Capital Reserve(2)
Amount Available for Investment(3)

(1)
Includes all actual expenses (other than selling commissions and the dealer manager fee) to be incurred on our behalf and paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, reimbursement of the bona fide invoiced due diligence expenses of broker-dealers, our costs of conducting bona fide training and education meetings held by us, including the travel, meal and lodging costs of our non-registered officers to attend such meetings, and cost reimbursement for our non-registered officers and employees to attend retail seminars conducted by broker-dealers.

(2)
We may establish reserves for construction, redevelopment, maintenance and repairs of our real estate properties from gross offering proceeds, out of cash flow generated by operating properties or out of the net cash proceeds received by us from any sale or exchange of properties.

(3)
Pending the acquisition of properties, we may invest proceeds in cash and short-term, highly liquid investments. Further, we may use proceeds to pay operating expenses or to fund reserves.

 SELECTED FINANCIAL DATA

        We are a newly-formed entity without any operating history.

INVESTMENT OBJECTIVES AND RELATED POLICIES

Overview

        If we sell the maximum number of shares in this offering, we estimate that approximately          % of our gross offering proceeds will be available for investment. The remaining          % will be used to pay sales commissions, dealer manager fees and other organization and offering expenses. Such net offering proceeds will be used to primarily invest in single tenant net lease properties in accordance with our investment objectives. We may also use net offering proceeds to pay down debt or make distributions if our cash flows from operations are insufficient. Our investment objectives and policies may be amended or changed at any time by our board of trustees. Although we have no plans at this time to change any of our investment objectives, our board of trustees may change any and all such investment objectives, including our focus on single tenant net lease properties, if they believe such changes are in the best interests of our stockholders. In addition, we may invest in real estate properties other than single tenant net lease properties if our board deems such investments to be in the best interests of our stockholders. We cannot assure you that our policies or investment objectives will be attained or that the value of our common shares will not decrease.

Primary Investment Objectives

        Our board of trustees will be responsible for implementing our investment objectives and policies. Our investment objectives generally are:

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  to develop a lifestyle resort in the southeastern United States, which we refer to as the "Project";

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  to realize long-term capital appreciation through the development and operation of the Project, as described in this prospectus; and

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  to preserve and protect our stockholders' investments;

        During the offering, we will supplement this prospectus as soon as reasonably practicable to describe any material changes to these investment objectives as well as our investment policies, and the methods for implementing them. We will deliver this supplement to our stockholders once it has been filed with the SEC. [Following the offering, we will notify our stockholders of any of these changes in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate.] We cannot guarantee that we will achieve any of our investment objectives.

Development of the Project

        We intend to identify a suitable location in the southeastern United States, to acquire contiguous or semi-contiguous parcels of undeveloped real estate in that location, and to develop the Project on the acquired real estate. We will use the following criteria to select the location for the Project:

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  Environment that encourages regional and long-distance travel to a resort destination, such as the mountains or seashore;

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  Proximity to transportation networks, to facilitate both long-distance travel and pass-through visits by local and regional visitors;

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  Distance from competing resorts and super-regional shopping centers; and

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  "Lifecycle cost" of acquiring, developing, maintaining, insuring, and operating the Project.

        Once we have selected a location, we will use the following principles to guide the development of the Project:

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  Variety of available revenue-generation opportunities, from retail to recreational, including short-term lodging (hotel) and long-term residential (condominium or single-family dwelling) properties;

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  Integration of different uses within Project properties—for example, housing educational or recreational facilities within retail properties; and

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  Design that accentuates the connection between the location and the built properties of the Project and emphasizes consistency among the built properties.

        We may own the Project real estate directly. However, we believe it more likely that we will organize separately capitalized subsidiaries to own real estate associated with separate phases or property types within the Project. We expect to pursue Phases 1A and 1B of the Project by investing the net proceeds of this offering into one or more such subsidiaries.

        We anticipate that the Project, when finished, will consist of the following types of real estate:

        Retail property.    The retail sector is comprised of five main property types: neighborhood retail, community centers, regional centers, super-regional centers and single-tenant stores. Location, convenience, accessibility and tenant mix are generally considered to be among the key criteria for successful retail investments. Retail leases tend to range from three to five years for small tenants and ten to fifteen years for large anchor tenants. Leases, particularly for anchor tenants, may include a base payment plus a percentage of retail sales. "Traffic"—measured by number of shopping trips—and visitor income are generally considered to be key drivers of super-regional retail demand.

        In Phase 1A of the Project, we intend to build a "lifestyle shopping" center in the super-regional category, with leasable space in multiple configurations for a wide variety of tenants. Super-regional centers attract visitors from the broadest geographic distribution; these visitors tend to remain at the super-regional center for longer shopping trips and to spend more money per trip. These tendencies are further increased for super-regional centers that provide a high degree of amenities, including hotel and recreational facilities, to become "shopping destinations." We intend to enhance the attractiveness of the Project's "lifestyle shopping" center, and thereby increase the duration of visitors' shopping trips and per-trip spending, by implementing the three principles described above in the following manner:

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  Variety of retailers, as well as dining alternatives, available to visitors during visits to the lifestyle shopping center;

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  Integration of non-retail uses, such as a museum/regional information center, into the lifestyle shopping center; and

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  Design that enhances the shopping center's relationship to the local environment.

        We intend to retain a national commercial real estate management company to manage the lifestyle shopping center. Typically, such management companies represent property owners in executing leases with tenants, collecting rents and other lease payments, paying utilities, insurance, maintenance, and other ordinary operating costs, and are compensated through a combination of flat-rate and commission payments. Commissions generally are a percentage of lease payments; the percentage may be fixed or variable based on performance. We would expect our retention of a management company for the lifestyle shopping center to be on similar terms, produced through arms'-length negotiation with one or more candidate firms.

        In subsequent phases of the Project, we expect to develop additional retail properties. These properties may be developed and marketed toward a different mix of tenants and visitors. For example, as discussed in more detail below, additional phases of the Project are projected to include multi-unit condominium buildings and single-family residences. We may develop "neighborhood retail" centers adjacent to our residential properties, and may seek to attract tenants who can provide necessities or conveniences to residents. We expect to retain commercial real estate management companies to manage these facilities, which may be the same or different firms than the firm retained to manage the lifestyle shopping center.

        Lodging.    In Phase 1B of the Project, we intend to build a luxury resort hotel complex, consisting of:

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  An all-suite hotel of at least 300 guest rooms;

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  Up to 250 condominium residences;

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  A conference center;

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  A health and beauty spa; and

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  Restaurant, bar/lounge, and retail spaces.

        We intend to enhance the attractiveness of hotel complex, and thereby increase the number and duration of guest stays, by implementing the three principles described above in the following manner:

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  Variety of amenities—the conference center will tend to attract business guests, while the spa will tend to attract leisure guests and encourage business guests to extend their visits;

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  Integration of supporting amenities, such as restaurants, a lounge, and retailers appropriate to the luxury-hotel context; and

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  Design that enhances the relationship of the hotel to the local environment.

        We intend to retain a regional or national lodging-management company to manage the hotel, the conference center, the spa, and the affiliated dining, lounge, and retail spaces. We expect the management company to sign a franchise agreement for the hotel with an upscale national franchise brand such as Hyatt Regency®, Hilton®, Marriott®, Renaissance®, Sheraton®, or Westin®. We believe that national franchise branding will increase occupancy rates by taking advantage of guests' built-in loyalty to the chosen brand.

        We expect that condominiums will be sold on both a fee basis, where the owner retains title to a specific unit, or on a time-share basis. We believe that, in contrast to properties developed in later phases of the Project, most of these condominium units will be sold and operated on a time-share basis. However, we intend to offer owners of fee-owned units the opportunity to rent units to guests on a short-term basis. We intend to hire a property management company to manage short-term rental of fee-owned units and a management company to manage time-share units; these may be the same company, and they may be affiliated with the same national franchise brand company as the hotel (such as Hyatt® Residence Club, affiliated with Hyatt®-branded hotels; Marriott® Vacation Club, affiliated with Marriott®- and Renaissance®-branded hotels; or Starwood® Vacation Ownership, affiliated with Sheraton®- and Westin®-branded hotels). As with the luxury hotel, we believe that national franchise branding will increase sales of time-share units and will increase occupancy/visitation rates by taking advantage of guests' built-in loyalty to the chosen brand and timeshare owners' purchases of timeshare properties in other locations.

        In subsequent phases of the Project, we expect to develop additional lodging properties. These properties may be developed and marketed toward a different mix of guests. We expect to retain lodging-management companies to manage these properties, which may be the same or different firms than the firm retained to manage the luxury hotel. We expect these management companies to affiliate the properties with national franchise brands, which may be the same or different brands than the brand with which the luxury hotel is affiliated.

        Residential.    In later phases of the Project, we intend to develop a mix of residential properties, including single-family dwellings, townhouses, and "garden apartment" and "high-rise" multi-unit buildings. (We use "garden apartment" to describe buildings with exterior stairways reaching entrances to individual units; these generally are two to four stories tall, not requiring elevator access. We use "high rise" to describe buildings with elevator access to interior hallways, regardless of the number of floors in the building.) We intend to enhance the attractiveness of our residential properties, and thereby increase sales and potential rental income, by implementing the three principles described above in the following manner:

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  Variety of residential offerings;

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  Integration of retail properties, such as neighborhood retail centers (described above), and recreational amenities (described below); and

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  Design that enhances owner satisfaction and the relationship of the residential properties to the local environment and other properties within the Project.

        We expect to engage a national residential construction company, such as Pulte® Homes or Lennar®, to manage development of single-family dwellings and/or townhouses. Since we expect to develop single-family dwellings and townhouses in multiple phases, we may retain more than one such company. We expect that single-family dwellings and townhouses generally will be sold on a fee basis, and we intend to offer owners who are not permanent residents the opportunity to have their units professionally managed and leased on a short-term basis. In such a case, we would retain a regional or national management company for such management and leasing, which may or may not be the same company (or companies) managing leasing of fee-owned or time-share condominium units, either in the luxury hotel complex or in later-phase properties.

        As with the condominiums in the luxury hotel complex, we expect that later-phase condominiums will be sold on both a fee basis and on a time-share basis. However, with later-phase condominium properties, we probably will differentiate between fee ownership and time-share ownership on a property-by-property basis. We intend to offer owners of fee-owned units the opportunity to rent units to guests on a short-term basis, and to engage a property management company to manage these short-term rentals. We may or may not engage the same the management company (or companies) that manage short-term rental of fee-owned condominium units in the luxury hotel complex (if any) or of single-family and townhouse residences. We also intend to engage one or more management companies to manage time-share units. As with the condominiums in the luxury hotel complex, we expect that the time-share company (or companies) will be affiliated with a national franchise brand, because we believe that national franchise branding will increase sales of time-share units and will increase occupancy/visitation rates. We may seek different time-share franchise affiliations for different properties.

        Recreational.    We intend to develop the Project in a location suitable for outdoor recreation, and we expect to incorporate recreational amenities into different phases of the Project. Examples of such amenities include:

  •
  Golf courses

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  Riding stables

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  Hiking trails

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  Fishing and boating ponds or streams

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  Downhill skiing and snowboarding slopes

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  Cross-country skiing trails

        We will select recreational amenities based on suitability for the Project location and our implementation of the three principles described above in the following manner:

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  Variety of recreational offerings throughout the Project;

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  Integration of recreational amenities with other Project properties to enhance the attractiveness of both—for example, golf courses on which single-family residences can be situated; and

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  Design that enhances guest satisfaction and the relationship of the recreational property to the local environment and other properties within the Project.

        We expect to engage third-party managers to manage recreational amenities. Our selection of third-party managers will depend on the recreational amenity in question and the availability of candidate firms.

Construction and Development Activities

        In developing the Project, we expect to construct and develop unfinished real estate assets or render services in connection with these activities. Developing and constructing properties will expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. See "Risk Factors—Risks Relating to Investing in Real Estate" for additional discussion of these risks. To comply with the applicable requirements under federal income tax law, we intend to limit our construction and development activities to performing oversight and review functions, including reviewing the construction design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations, negotiating contracts, overseeing construction, and obtaining financing. In addition, we may use taxable REIT subsidiaries or certain independent contractors to carry out these oversight and review functions. See "Material U.S. Federal Tax Considerations—REIT Qualification—Gross Income Tests" for a discussion of taxable REIT subsidiaries. We will retain independent contractors to perform the actual construction work.

Our Borrowing Strategy and Policies

        We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly- or privately-placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or separate loans for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares, or to provide working capital.

        There is no limitation on the amount we can borrow for the purchase of any property or in the aggregate. As of December 28, 2012, we had no outstanding debt, and our debt leverage was 0%.

        We may re-evaluate and change our debt strategy and policies in the future without a stockholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include then-current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to equity in connection with any change of our borrowing policies.

Acquisition of Properties

Acquisition Structure

        Although we are not limited as to the form our investments may take, our acquisition of real estate for the Project will generally constitute acquiring fee title or interests in joint ventures or similar entities that own and operate real estate.

        We will acquire interests in real estate either directly through EquiTrust USA or indirectly through limited liability companies or limited partnerships, or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with other owners of properties or other persons. See "Risk Factors—Risks Relating to Investing in Real Estate."

Real Property Investments

        We will be evaluating locations for the Project and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase of the necessary real estate. At such time while this offering is being conducted, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will also describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE. We intend to obtain what we believe will be adequate insurance coverage for all properties in which we invest. Some of our leases may require that we procure insurance for both commercial general liability and property damage; however, we expect that those leases will provide that the premiums will be fully reimbursable from the tenant. In such instances, the policy will list us as the named insured and the tenant as the additional insured. However, we may decide not to obtain any or adequate earthquake or similar catastrophic insurance coverage because the premiums are too high, even in instances where it may otherwise be available. See "Risk Factors—Risks Relating to Investing in Real Estate."

Conditions to Closing Acquisitions

        We will not purchase any property unless and until we obtain at least a Phase I environmental assessment and history for each property purchased and we are sufficiently satisfied with the property's environmental status. In addition, we will generally condition our obligation to close the purchase of any property on the delivery and verification of certain documents from the seller or other independent professionals, including, but not limited to, where appropriate:

  •
  property surveys and site audits;

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  soil reports, seismic studies, flood zone studies, if available;

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  licenses, permits, maps and governmental approvals;

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  proof of marketable title, subject to such liens and encumbrances as are acceptable to us; and

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  liability and title insurance policies.

        In general, we expect to acquire undeveloped real estate. However, if acquiring developed property, we would require the delivery and verification of additional information, including:

  •
  building plans and specifications, if available;

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  tenant estoppel certificates; and

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  historical financial statements and tax statement summaries of the properties.

Joint Venture Investments

        We may acquire some of our properties in joint ventures,. We may also enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of owning and leasing real properties. Joint ventures may allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through joint ventures. In determining whether to recommend a particular joint venture, we will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus.

        To the extent possible and if approved by our board of trustees, including a majority of our independent trustees, we will attempt to obtain a right of first refusal or option to buy if such venture partner elects to sell its interest in the property held by the joint venture. In the event that the venture partner were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the venture partner's interest in the property held by the joint venture.

Government Regulations

        Our business will be subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Americans with Disabilities Act

        Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected. See "Risk Factors—Risks Relating to Investing in Real Estate" for additional discussion regarding compliance with the ADA.

Environmental Matters

        Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent properties or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. See "Risk Factors—Risks Relating to Investing in Real Estate" for additional discussion regarding environmental matters.

Other Regulations

        The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We intend to acquire properties that are in material compliance with all such regulatory requirements. However, we cannot assure you that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Disposition Policies

        We generally intend to hold the properties we acquire for the Project for an extended period. However, we may sell all or part of a property at any time if, in our judgment, the sale of the property is in the best interests of our stockholders.

        The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

Changes in Investment Policies and Limitations

        Our board of trustees will review our investment policies periodically to determine that the policies we are following are in the best interests of our stockholders. The methods of implementing our investment policies may also vary as new investment techniques are developed. The methods of implementing our investment objectives and policies may be altered by a majority of our trustees, without the approval of our stockholders. In addition, a majority of our board of trustees may determine that it is no longer in our best interests to continue to be qualified as a REIT.

Investments in Mortgages

        While we intend to emphasize equity real estate investments and, hence, operate as what is generally referred to as an "equity REIT," as opposed to a "mortgage REIT," we may invest in first or second mortgage loans, mezzanine loans secured by an interest in the entity owning the real estate or other similar real estate loans consistent with our REIT status. We may make such loans to developers in connection with construction and redevelopment of the Project. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Benefits Administration or

another third party. We may also invest in participating or convertible mortgages if our trustees conclude that we and our stockholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation.

Investment Company Act and Certain Other Policies

        We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act of 1940 (the "1940 Act"). Our advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the 1940 Act. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an "investment company" under the 1940 Act. If at any time the character of our investments could cause us to be deemed as an investment company for purposes of the 1940 Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an "investment company." Please see "Risk Factors—Risks Related to This Offering." In addition, we do not intend to underwrite securities of other issuers or actively trade in loans or other investments.

        Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our common shares or any of our other securities. We have no present intention of repurchasing any of our common shares except pursuant to our share redemption program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code.

MANAGEMENT

General

        EquiTrust USA is a Maryland real estate investment trust, formed on October 12, 2012 by filing a "Declaration of Trust" with the Maryland State Department of Taxation and Assessments under the provisions of the Maryland REIT Law (codified at Title 8 of the Corporations & Associations Article of the Annotated Code of Maryland).

        We operate under the direction of our board of trustees, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs.

        Our declaration of trust and bylaws provide that the number of our trustees may be established by a majority of the entire board of trustees but may not be fewer than one nor more than 15. Currently, we have one trustee. There are no family relationships among any of our trustees or officers.

        Each trustee will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of trustees, each candidate nominated for election to the board of trustees must receive a plurality of the votes present and voting, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer "for" votes than "withhold" votes in an election, then the nominee will be elected.

        Although our board of trustees may increase or decrease the number of trustees, a decrease may not have the effect of shortening the term of any incumbent trustee. Any trustee may resign at any time, but may be removed by the stockholders only with cause and upon the affirmative vote of two-thirds of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the trustee shall be removed. The declaration of trust limits the definition of "cause" to: conviction of a felony or a final judgment of a court of competent jurisdiction holding that the trustee caused demonstrable, material harm to EquiTrust USA through gross negligence, willful misconduct, bad faith or active and deliberate dishonesty.

        Unless otherwise provided by Maryland law, the board of trustees is responsible for selecting its own nominees and recommending them for election by the stockholders. Unless filled by a vote of the stockholders, a vacancy that results from the removal of a trustee will be filled by a vote of a majority of the remaining trustees. Any vacancy on the board of trustees for any other cause may be filled by a majority of the remaining trustees, even if such majority is less than a quorum, or by a plurality of the votes present, in person or by proxy, at a meeting of the stockholders.

        Our trustees are accountable to us and our stockholders as fiduciaries. This means that our trustees must perform their duties in good faith and in a manner each trustee believes to be in our and our stockholders' best interests. Further, our trustees must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our trustees and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require.

        We expect our trustees to hold at least [four] regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to trustees for services rendered to us in any other capacity.

        Our general investment and borrowing policies are set forth in this prospectus. Our trustees may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our trustees, we will follow the policies on investments and borrowings set forth in this prospectus.

Trustees and Executive Officers

        In the following table, we provide certain information concerning our sole trustee:

Name	Age	Position
Donald C. Buenger	61	Chair of the Board of Trustees

Board of Trustees

        Donald C. Buenger has been the Chair of our Board of Trustees since EquiTrust USA was formed on October 12, 2012. Mr. Buenger is a Principal of the architecture firm Urban Design Group, which he founded in 1975.

Executive Officers

        As of December 28, 2012, we had no executive officers other than Mr. Buenger.

Compensation of Trustees and Executive Officers

Trustee Compensation

        Mr. Buenger has served as a trustee without compensation since EquiTrust USA was formed. We do not anticipate paying any compensation to Mr. Buenger or any other members of our board of trustees until after this offering is completed.

        Any member of our board of trustees who is also an employee of EquiTrust will not receive additional compensation for serving on the board of trustees. Each independent trustee will receive an annual retainer of $            . We will pay independent trustees for attending board and committee meetings as follows:

  •
  $            in cash for each board meeting attended;

  •
  $            in cash for each committee meeting attended, except that the chairman of the committee will be paid $            for each meeting attended;

  •
  $            in cash for each teleconference meeting of the board; and

  •
  $            in cash for each teleconference meeting of any committee, except that the chairman of the committee will be paid $            for each teleconference meeting of the committee.

        We will also reimburse our employee trustees and our independent trustees for their travel expenses incurred in connection with their attendance at board and committee meetings.

Executive Officer Compensation

        We have no executive officers, and we have paid no compensation to any person for service in such a capacity.

Compensation Committee Interlocks and Insider Participation

        Upon completion of this offering, we do not anticipate that any of our executive officers will serve as a member of a board of trustees or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of trustees or compensation committee.

Limitation of Liability and Indemnification

        Our declaration of trust and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former trustee or officer (including any individual who, at our request, serves or has served as a director, trustee, officer, partner, member, employee or agent of another REIT, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise) against any claim or liability to which he or she may become subject by reason of service in such capacity and (2) any present or former trustee or officer who has been successful in the defense of a proceeding to which he or she was made a party by reason of service in such capacity. Our declaration of trust and bylaws also permit us, with the approval of our board of trustees, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

        In addition, upon completion of this offering, we expect to enter into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Since our inception, we have not been involved in any transactions with related parties.

LEGAL PROCEEDINGS

        Since our inception, we have not been involved in any material litigation.

 DESCRIPTION OF SHARES

        The following summary of the material terms of our shares of beneficial interest does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Maryland law and to our declaration of trust and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        Our declaration of trust provides that we may issue up to 5,600 common shares, par value $0.0001 per share, and 5,000 preferred shares, par value $0.0001 per share. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized common shares or the number of shares of any class or series without stockholder approval.

        Maryland law provides, and our declaration of trust provides, that none of our stockholders is personally liable for any of our obligations solely as a result of that stockholder's status as a stockholder.

Common Shares

Voting Rights of Common Shares

        Subject to the provisions of our declaration of trust regarding the restrictions on transfer and ownership of shares of beneficial interest and except as may otherwise be specified in the terms of any class or series of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares will possess the exclusive voting power. There will be no cumulative voting in the election of trustees.

        Under the Maryland statute governing Maryland real estate investment trusts, known as the "Maryland REIT Law", a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity unless declared advisable by a majority of its board of trustees and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the real estate investment trust's declaration of trust. Our declaration of trust provides that these actions (other than certain amendments to the provisions of the declaration of trust related to the removal of trustees, the restrictions on ownership and transfer of shares and the termination of our existence) may be taken if declared advisable by a majority of our board of trustees and approved by the vote of stockholders holding a majority of the votes entitled to be cast on the matter.

Dividends, Distributions, Liquidation and Other Rights

        Subject to the preferential rights of any other class or series of shares and to the provisions of our declaration of trust regarding the restrictions on transfer and ownership of shares, holders of our common shares are entitled to receive dividends on such common shares if, as and when authorized by the board of trustees, and declared by us out of assets legally available therefor. Such holders also are entitled to share ratably in the assets of our company legally available for distribution to stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all debts and other liabilities of our company and any shares with preferential rights related thereto.

        Holders of common shares have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and have no appraisal rights. Subject to the provisions of our declaration of trust regarding the restrictions on transfer and ownership of shares, common shares will have equal dividend, liquidation and other rights.

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares is [Transfer Agent TBD].

Book Entry System

        Our declaration of trust provides that we may not issue certificates representing common shares unless expressly authorized by our board of trustees. As a result we anticipate that all of our common shares will be issued only in book entry form. This means that, except to the extent expressly authorized by our board, we will not issue actual stock certificates to any holder of our common shares. The use of book entry only registration protects stockholders against loss, theft or destruction of share certificates and reduces offering costs. Once we accept a subscription to purchase common shares, we create an account in our book entry registration system and credit the principal amount of the subscription to the individual's account. We will send each stockholder a book entry receipt indicating acceptance of his or her subscription. All issuances of common shares through our distribution reinvestment plan also will be made only in book entry form.

Preferred Shares

        Our declaration of trust authorizes our board of trustees to classify any unissued preferred shares and to reclassify any previously classified but unissued preferred shares of any series into one or more classes or series of shares. Prior to issuance of shares of each new class or series, our board of trustees will be required by the Maryland REIT Law and our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares and the terms of any class or series then outstanding, the preferences, conversion rights, redemption provisions, any basis upon which dividends are payable (including rate or formula and whether dividends are cumulative), voting powers, restrictions, limitations as to dividends or other distributions, and other terms and conditions of each such class or series. As a result, our board of trustees will be able to authorize the issuance of shares that have priority over our common shares with respect to dividends, voting, distributions or rights upon liquidation or with other terms or conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for our common shares or that might otherwise be in the best interests of our stockholders. As of the date hereof, no preferred shares are outstanding and we have no present plans to issue any preferred shares.

Power to Reclassify Our Unissued Common Shares or Preferred Shares

        Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common shares or preferred shares into other classes or series of shares and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Power to Increase or Decrease Authorized Common Shares and Issue Additional Common and Preferred Shares

        We believe that the power of our board of trustees to amend our declaration of trust to increase or decrease the number of authorized shares, to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to cause to issue such classified or reclassified shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Restrictions on Ownership and Transfer

        In order for us to qualify as a REIT under the Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares (after taking into account options to acquire common shares) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

SHARE OWNERSHIP

        In the table below, we show the number of common shares of the Company beneficially owned as of December 28, 2012 by each of the following:

  •
  Each of our trustees;

  •
  Each of our "named executive officers";

  •
  Each person whom we believe beneficially owns more than 5% of our outstanding voting shares; and

  •
  All trustees and executive officers as a group.

        In accordance with the SEC's rules, beneficial ownership as disclosed in the table includes shares currently owned as well as shares which the person named in the table has the right to acquire beneficial ownership of within 60 days, through the exercise of options, warrants or other rights. Each named person has sole voting and investment power with respect to all of the common shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. If no address is given, the named person is an executive officer or trustee of EquiTrust USA, whose business address is 3475 Piedmont Rd, NE Suite 1200, Atlanta, GA 30305.

Name and Address	Amount and Nature of Beneficial Ownership(1)		Percentage of Shares Outstanding(2)
Donald C. Buenger	100	(3)	100.0%
All trustees and executive officers as a group (1 person)	100		100.0%

*
Represents less than one percent of the outstanding common shares.

(1)
Common shares that a person has the right to acquire within 60 days of December 28, 2012 are deemed outstanding for computing the percentage ownership of the person having the right to acquire such shares, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by a note, each stockholder listed in the table has sole voting and investment power as to the shares held by that person.

(2)
As of December 28, 2012, there were 100 common shares issued and outstanding.

(3)
On October 12, 2012, in connection with the formation of EquiTrust USA, we sold 100 common shares to Donald C. Buenger, the Chair of the Board of Trustees, at the price of $1.00 per share. We have agreed to repurchase these shares from Mr. Buenger, upon closing of the minimum amount of this offering, for aggregate consideration of $100.

 MATERIAL PROVISIONS OF MARYLAND LAW AND OF
OUR DECLARATION OF TRUST AND BYLAWS

        The following summary of certain provisions of Maryland law and our declaration of trust and bylaws, does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our declaration of trust and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Our Board of Trustees

        Our declaration of trust and bylaws provide that the number of trustees of our company may be established by our board of trustees, but may not be fewer than one nor more than 15. Our declaration of trust and bylaws provide that any vacancy, including a vacancy created by an increase in the number of trustees, may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any individual elected to fill such vacancy will serve for the remainder of the full term and until a successor is duly elected and qualifies.

        Pursuant to our bylaws, each of our trustees will be elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies under Maryland law. Holders of our common shares will have no right to cumulative voting in the election of trustees. Trustees will be elected by a plurality of the votes cast.

Removal of Trustees

        Our declaration of trust provides that, subject to the rights of holders of one or more classes or series of preferred shares to elect or remove one or more trustees, a trustee may be removed only for cause (as defined in our declaration of trust) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees and that our board of trustees has the exclusive power to fill vacant trusteeships, even if the remaining trustees do not constitute a quorum. These provisions may preclude stockholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees.

Business Combinations

        Under provisions of the MGCL that apply to Maryland real estate investment trusts, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

  •
  any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust's outstanding voting shares; or

  •
  an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding voting shares of the trust.

        A person is not an interested stockholder under the statute if the board of trustees approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, the board of trustees may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by the board of trustees.

        After the five-year prohibition, unless, among other conditions, the trust's common stockholders receive a minimum price (as described under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares, any business combination between the trust and an interested stockholder generally must be recommended by the board of trustees and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

  •
  two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

        These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a trust's board of trustees prior to the time that the interested stockholder becomes an interested stockholder. Our board of trustees, pursuant to the statute, has determined to opt out of the business combination provisions of the MGCL and, consequently, the five-year prohibition and, accordingly, the supermajority vote requirements will not apply to business combinations between us and an interested stockholder, unless our board in the future alters or repeals this resolution. As a result, any person who later becomes an interested stockholder may be able to enter into business combinations with our company without compliance by us with the supermajority vote requirements and the other provisions of the statute.

        We cannot assure you that our board of trustees will not determine to become subject to such business combination provisions in the future. However, an alteration or repeal of the resolution of our board of trustees will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions

        Maryland law provides that "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares in a Maryland real estate investment trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition; (2) an officer of the trust; or (3) an employee of the trust who is also a trustee of the trust. "Control shares" are voting shares that, if aggregated with all other such shares previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an "acquiring person statement" as described in the MGCL), may compel our board of trustees to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, we may present the question at any stockholders meeting.

        If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by Maryland law, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless appraisal rights are eliminated under the declaration of trust. Our declaration of trust eliminates all appraisal rights of stockholders. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (2) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common shares. There is no assurance, however, that our board of trustees will not amend or eliminate such provision at any time in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of the following five provisions:

  •
  a classified board;

  •
  a two-thirds stockholder vote requirement for removing a trustee;

  •
  a requirement that the number of trustees be fixed only by vote of the trustees;

  •
  a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

  •
  a requirement that requires the request of the holders of at least a majority of all votes entitled to be cast to call a special meeting of stockholders.

        Our declaration of trust provides that, at such time as we become eligible to make a Subtitle 8 election, we elect to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of trustees. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we also (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any trustee from our board, which removal will be allowed only for cause, (2) vest in our board the exclusive power to fix the number of trusteeships, subject to limitations set forth in our declaration of trust and bylaws, and fill vacancies and (3) require, unless called by the Executive Chairman of our board of trustees, the President or Chief Executive Officer or our board of trustees, the written request of stockholders entitled to cast a majority of all votes entitled to be cast at such meeting to call a special meeting. We have not elected to create a classified board. In the future, our board of trustees may elect, without stockholder approval, to create a classified board or adopt one or more of the other provisions of Subtitle 8.

Amendment of Our Declaration of Trust and Bylaws and Approval of Extraordinary Transactions

        Under the Maryland REIT law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity unless declared advisable by a majority of the board of trustees and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the real estate investment trust's declaration of trust. Our declaration of trust provides that such actions (other than certain amendments to the provisions of our declaration of trust related to the removal of trustees, the restrictions on ownership and transfer of our shares and termination of the trust) may be taken if declared advisable by a majority of our board of trustees and approved by the vote of stockholders holding a majority of the votes entitled to be cast on the matter.

        Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Meetings of Stockholders

        Under our bylaws, annual meetings of stockholders will be held each year at a date and time as determined by our board of trustees. Special meetings of stockholders may be called only by a majority of the trustees then in office, by the executive chairman of our board of trustees, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders shall be called by our secretary upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Maryland law and our bylaws provide that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each stockholder entitled to vote on the matter.

Advance Notice of Trustee Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by stockholders at the annual meeting may be made only:

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  pursuant to our notice of the meeting;

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  by or at the direction of our board of trustees; or

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  by a stockholder who was a stockholder of record both at the time of giving of the notice of the meeting and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

        With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders. Nominations of persons for election to our board of trustees may be made only:

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  pursuant to our notice of the meeting;

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  by or at the direction of our board of trustees; or

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  provided that our board of trustees has determined that trustees shall be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

        The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of trustees the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of trustees, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of trustees the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of trustees or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees to our board of trustees or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws

        The provisions of our declaration of trust on removal of trustees and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common shares or otherwise be in the best interests of our stockholders. Likewise, if our board of trustees were to opt into the business combination provisions of the MGCL or certain of the provisions of Subtitle 8 of Title 3 of the MGCL, or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Trustees' and Officers' Liability

        The Maryland REIT law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        The Maryland REIT law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of a Maryland corporation. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

        In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

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  a written affirmation by such director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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  a written undertaking by such director or officer or on such director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

        Our declaration of trust and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

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  any present or former trustee or officer (including any individual who, at our request, serves or has served as a director, trustee, officer, partner, member, employee or agent of another real estate investment trust, corporation, partnership, company, joint venture, trust, employee benefit plan or any other enterprise) against any claim or liability to which he or she may become subject by reason of service in such capacity; and

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  any present or former trustee or officer who has been successful in the defense of a proceeding to which he or she was made a party by reason of service in such capacity.

        Our declaration of trust and bylaws also permit us, with the approval of our board of trustees, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

        In addition, upon completion of this offering, we expect to enter into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

        Insofar as the foregoing provisions permit indemnification of trustees, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

        Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our stockholders, if we determine that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

        Pursuant to regulations governing practice before the Internal Revenue Service, unless expressly stated otherwise, any tax advice contained herein or in any attachment hereto cannot be used, and is not intended to be used, by a taxpayer, for (1) the purpose of avoiding penalties that may be imposed on the taxpayer under the Code or (2) the promotion, marketing or recommendation of any transaction or matter discussed herein.

        The following is a summary of the United States federal income tax considerations that are likely to be material to a holder of our common shares. This summary does not discuss all aspects of United States federal income taxation that may be relevant to a prospective stockholder in light of his or her particular circumstances, nor does it discuss any state, local, foreign or other tax laws or considerations. Further, this summary deals only with stockholders that hold our common shares as "capital assets" within the meaning of section 1221 of the Code. This summary does not purport to discuss all aspects of the United States federal income tax consequences that may be relevant to certain types of stockholders who are subject to special treatment under the United States federal income tax laws, such as insurance companies, tax-exempt entities (except to the extent discussed below), financial institutions, regulated investment companies, broker-dealers, traders in securities who elect to mark to market, a person that has a functional currency other than the U.S. dollar, a trust, an estate, a REIT, a U.S. expatriate, persons holding shares as part of a "straddle," "hedge," or other integrated investment, persons who receive shares through the exercise of employee stock options or otherwise as compensation, persons who are foreign corporations or otherwise are not citizens or residents of the United States (except to the extent discussed below), and partnerships and other entities treated as partnerships for federal income tax purposes and the partners in these partnerships.

        The statements in this discussion are based on:

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  current provisions of the Code;

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  current, temporary and proposed regulations promulgated by the U.S. Treasury Department;

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  the legislative history of the Code;

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  judicial decisions; and

        current administrative interpretations of the Internal Revenue Service, which we sometimes refer to herein as the "IRS," including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the private letter ruling.

        Future legislation, regulations, administrative interpretations or court decisions could adversely change current law or adversely affect existing interpretations and cause any statement in this prospectus to be inaccurate, possibly with retroactive effect.

        We have not obtained any rulings from the IRS concerning the tax matters discussed below, and thus can provide no assurance that the tax considerations contained in this summary will not be successfully challenged by the IRS.

        Each prospective purchaser of our common shares is encouraged to consult with his or her own tax advisor regarding the specific tax consequences to him or her of the purchase, ownership and disposition of common shares in an entity electing to be taxed as a REIT, including the United States federal, state, local, foreign and other tax consequences of the purchase, ownership, and disposition of common shares and of potential changes in applicable tax laws.

Opinion of Counsel

        In connection with this offering, [Tax counsel TBD] has rendered an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2012 or our first year of material operations and that our proposed method of operations, as described in this prospectus, will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2012 or our first year of material operations. In providing its opinion, [Tax counsel TBD] has relied, as to certain factual matters, upon the statements and representations contained in certificates provided by us. These certificates include representations regarding the manner in which we are and will be owned, the nature of our assets and the past, present and future conduct of our operations. [Tax counsel TBD] has not independently verified these facts. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by [Tax counsel TBD] Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See the "Risk Factors—Risks Related to Income Tax" section of this prospectus. The statements made in this section of the prospectus and in the opinion of [Tax counsel TBD] are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel's opinion. Moreover, an opinion of counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our status as a REIT. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus.

Tax Status of Our Company

        The following is a summary of the federal income tax considerations relating to our qualification and taxation as a REIT beginning with our taxable year ending December 31, 2012 or our first year of material operations, and the ownership and disposition of our common shares that are likely to be material to you. This summary does not address all possible tax considerations that may be material to an investor. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Code, including insurance companies, financial institutions or broker-dealers. The Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof. This summary deals only with our stockholders that hold common shares as "capital assets" within the meaning of Section 1221 of the Code. This summary does not address state, local or non-U.S. tax considerations.

        We base the information in this section on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code and current administrative interpretations of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. We cannot assure you that new laws, interpretations of laws or court decisions, any of which may take effect retroactively, will not cause statements in this section to be inaccurate.

        Regular domestic corporations (corporations that do not qualify as REITs or for other special classification under the Code) generally are subject to federal corporate income taxation on their net taxable income, and stockholders of regular domestic corporations generally are subject to tax on dividends that the stockholders receive. In any taxable year in which we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net taxable income that is distributed currently to our stockholders as dividends. Stockholders generally will be subject to taxation on dividends that they receive (other than dividends designated as "capital gain dividends" or "qualified dividend income") at rates applicable to ordinary income. Dividends designated as capital gain dividends or qualified dividend income may be taxable to non-corporate taxpayers at reduced long-term capital gain rates or, under certain circumstances, the tax rate applicable to "unrecaptured Section 1250 gain" related to certain depreciation on real estate assets. See "—Federal Income Taxation of Stockholders—Taxation of Taxable Domestic Stockholders."

        Qualification for taxation as a REIT enables the REIT and its stockholders to substantially eliminate the "double taxation" (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a regular corporation. Currently, however, stockholders of regular domestic corporations and certain types of foreign corporations who are taxed at individual rates generally are taxed on dividends the stockholders receive prior to 2013 at long-term capital gain rates, which are lower for non-corporate taxpayers than ordinary income rates. In addition, stockholders of regular domestic corporations that are taxed at regular corporate rates receive the benefit of a dividends received deduction that substantially reduces the effective rate that the corporate stockholders pay on these dividends. Still, income earned by a REIT and distributed currently to its stockholders generally will be subject to lower aggregate rates of federal income tax than if such income were earned by a regular domestic corporation, subjected to corporate income tax, and then distributed to stockholders and subjected to tax either at long-term capital gain rates or the effective rate paid by a corporate recipient entitled to the benefit of the dividends received deduction.

        Although as a REIT we generally will not be subject to federal corporate income taxes on income that we distribute currently to stockholders, we will be subject to federal taxes as follows:

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  we will be taxed at regular corporate rates on any "REIT taxable income." REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid;

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  under some circumstances, we (or our stockholders) may be subject to the "alternative minimum tax" due to our items of tax preference and alternative minimum tax adjustments;

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  if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income; to the extent that income from foreclosure property is otherwise qualifying for the 75% income test, this tax is not applicable; in general, in addition to certain other requirements, foreclosure property is property we acquire as a result of having bid in a foreclosure or through other legal means after there was a default on a lease of such property or on an indebtedness secured by such property;

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  our net income from "prohibited transactions" will be subject to a 100% tax; in general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business;

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  if we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of the amount by which we fail either the 75% or the 95% gross income test, multiplied by a fraction intended to reflect our profitability;

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  we will be subject to a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed and amounts retained for which federal income tax was imposed, if the amount we distribute during a calendar year (plus excess distributions made in prior years) does not equal at least the sum of:

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  85% of our REIT ordinary income for the year,

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  95% of our REIT capital gain net income for the year, and

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    any undistributed taxable income from prior taxable years;

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  we may elect to retain and pay income tax on our net capital gain. In that case, a U.S. stockholder would include the stockholder's proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in the stockholder's income, would be deemed to have paid the stockholder's proportionate share of the tax that we paid on such gain, and would be allowed a credit for the stockholder's proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our common shares;

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  we will be subject to a 100% penalty tax on amounts received by us (or on certain expenses deducted by one of our taxable REIT subsidiaries) if certain arrangements among us, one of our taxable REIT subsidiaries, and any tenant of ours are not comparable to similar arrangements among unrelated parties;

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  if we fail to satisfy any of the asset tests discussed below (other than a de minimis failure of the 5% or 10% assets tests, as discussed below), due to reasonable cause and not due to willful neglect, and we nonetheless maintain our qualification as a REIT because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail the test;

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  if we fail to satisfy a requirement under the Code which would result in the loss of our REIT status, other than a failure to satisfy a gross income test or an asset test described above, we may retain our qualification as a REIT if the failure was due to reasonable cause and not due to willful neglect, and we will be subject to a penalty of $50,000 for each such failure;

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  if we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our common shares, and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty;

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  if we acquire any assets from a non-REIT "C" corporation in a carry-over basis transaction (including, for example, if we were to liquidate a taxable REIT subsidiary), we would be liable for corporate income tax, at the highest applicable corporate rate for the "built-in gain" with respect to those assets (or amount recognized on disposition, if less) if we disposed of those assets within ten years after they were acquired; built-in gain is the amount by which an asset's fair market value exceeds its adjusted tax basis at the time we acquire the asset; to the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the non-REIT "C" corporation's interest in the partnership;

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  if we own an equity interest in a taxable mortgage pool, we would be taxable at the highest corporate rate on the portion of any "excess inclusion income" attributable to any tax-exempt stockholders that are not taxable on unrelated business taxable income; for a discussion of what constituted "excess inclusion income," see "—Taxable Mortgage Pools;" and

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  if we have income taxable in a state that does not permit us to take all or a portion of our dividends paid deduction, we will be subject additional income tax in that state.

        Furthermore, notwithstanding our status as a REIT, (a) we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner as they are treated for federal income tax purposes and (b) our subsidiaries (such as qualified REIT subsidiaries) that are not subject to federal income tax may have to pay state and local income taxes because not all states and localities treat these entities in the same manner as they are treated for federal income tax purposes. Moreover, any taxable REIT subsidiary of ours will be subject to U.S. federal corporate income tax and all applicable non-U.S., state and local taxes on its net income and operations. We may also be subject to tax in situations not presently contemplated.

REIT Qualification

        In order to maintain our REIT qualification, we must meet the following criteria:

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  we must be organized as an entity that would, but for Sections 856 through 859 of the Code, be taxable as a regular domestic corporation;

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  we must not be either a financial institution referred to in section 582(c)(2) of the Code or an insurance company to which subchapter L of the Code applies;

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  we must be managed by one or more directors;

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  our taxable year must be the calendar year;

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  our beneficial ownership must be evidenced by transferable shares;

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  beneficial ownership of our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months (other than in the first taxable year in which the REIT election is made);

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  not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals (as defined in the Code to include certain specified entities) at any time during the last half of each of our taxable years (other than in the first taxable year in which the REIT election is made);

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  we must satisfy the 95% and 75% income tests and the 75%, 25%, 10% and 5% asset tests described below;

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  we must distribute to our stockholders each year 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain); and

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  we must make an election to be a REIT for 2012 or our first year of material operations and maintain the requirements for REIT status thereafter.

        We expect to satisfy each of the requirements discussed above. We also expect to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

        Our charter contains provisions restricting the ownership and transfer of our stock in certain instances, which provisions are intended to assist us in satisfying the requirements that beneficial ownership of our capital stock be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months and that not more than 50% of the value of our shares of capital stock be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals, including certain entities, at any time during the last half of each of our taxable years. These ownership and transfer restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described above. If we fail to satisfy these share ownership requirements, except as provided below, our status as a REIT will terminate. See "—Failure to Qualify as a REIT." Furthermore, the distribution reinvestment plan contains provisions that prevent it from causing a violation of these tests as will the terms of any options, warrants or other rights to acquire our common shares. Pursuant to the applicable requirements under federal income tax laws, we will maintain records that disclose the actual ownership of the outstanding stock, and demand written statements each year from the record holders of specified percentages of the stock disclosing the beneficial owners. If, however, we comply with these rules and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement that no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (as described above), we will be treated as having met this requirement.

        Those stockholders failing or refusing to comply with our written demand are required by the Treasury Regulations to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and certain other information. See "Description of Securities—Restrictions on Ownership and Transfer."

Asset Tests

        We must satisfy, at the close of each calendar quarter of the taxable year, certain tests based on the composition of our assets. After initially meeting these asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy these asset tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within thirty days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests, and we intend to act within thirty days after the close of any quarter or otherwise comply with the preceding rules as may be required to cure any noncompliance.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described below after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests described below if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) disposing of sufficient nonqualifying assets or taking other actions which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

        75% Asset Test.    At the close of each calendar quarter, at least 75% of the value of our assets must be represented by "real estate assets," cash, cash items (including receivables) and qualified government securities. Real estate assets include:

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  real property (including interests in real property and interests in mortgages on real property);

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  shares in other qualifying REITs; and

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  any property (not otherwise a real estate asset) attributable to the temporary investment of "new capital" in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital.

        Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment plan) or in a public offering of debt obligations that have a maturity of at least five years.

        Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, are considered real estate assets. However, if less than 95% of the assets of a REMIC are real estate assets, we will be treated as holding a proportionate share of the assets and income of the REMIC directly.

        We intend that the purchase contracts for a new property will apportion no more than 5% of the purchase price of any property to property other than "real property," as defined in the Code. In addition, we intend to invest funds not used to acquire properties in cash sources, "new capital" investments or other liquid investments that will allow us to qualify under the 75% asset test. Therefore, our investment in real properties is anticipated to constitute "real estate assets" and should allow us to meet the 75% asset test.

        Other Asset Tests.    There are three other asset tests that apply to us at the close of each calendar quarter. First, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to certain securities of other REITs, securities of qualified REIT subsidiaries or taxable REIT subsidiaries (which are described below) and interests in partnerships (or other entities classified as partnerships for federal income tax purposes), and the 10% value test does not apply to "straight debt" having specified characteristics, as well as other specified debt instruments such as a loan to an individual or estate and a security issued by a REIT. Finally, the aggregate value of all securities (including securities issued by our taxable REIT subsidiaries) held by us, excluding qualified government securities, stock issued by our qualified REIT subsidiaries and other securities that quality as real estate assets under the 75% asset test may not exceed 25% of the value of our total assets. We intend to invest funds not otherwise invested in properties in cash sources and other liquid investments in a manner which will enable us to satisfy the asset tests described in this paragraph.

        A qualified REIT subsidiary is a corporation that is wholly owned by a REIT and does not jointly elect with the REIT to be classified as a taxable REIT subsidiary of the REIT. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as assets, liabilities and tax attributes of the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state, local or foreign taxes. We may hold investments through qualified REIT subsidiaries.

        A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary of the REIT. A corporation that is more than 35% owned by a taxable REIT subsidiary also will be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% gross income test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide certain types of services without causing the REIT to receive or accrue certain types of non-qualifying income. In addition to utilizing independent contractors to provide certain services in connection with the operation of our properties, we also may utilize taxable REIT subsidiaries to carry out these functions.

        In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets (generally based on its percentage interest in partnership capital, subject to special rules relating to the 10% value test which take into account the REIT's interest in any securities issued by the partnership, excluding certain specified securities), for purposes of the asset tests described above and to earn its proportionate share of the partnership's income for purposes of the gross income tests applicable to REITs as described below. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share, based upon our percentage capital interest, of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements.

Consequently, to the extent that we directly or indirectly hold an equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in "Tax Aspects of Investments in Partnerships." We may hold investments in partnerships and other entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes.

        We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.

Gross Income Tests

        We must satisfy for each calendar year two separate tests based on the composition of our gross income (excluding gains from prohibited transactions and certain hedging transactions), as defined under our method of accounting.

        75% Gross Income Test.    At least 75% of our gross income for the taxable year must result from:

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  rents from real property;

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  interest on obligations secured by mortgages on real property or on interests in real property;

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  gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business;

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  dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs;

  •
  other specified investments relating to real property or mortgages thereon; and

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  income attributable to temporary investment of new capital, as defined under and for the one-year period described above under the 75% asset test.

        We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments in a manner that will allow us to qualify under the 75% gross income test.

        To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property, the income generally will qualify for purposes of the gross income tests only if it is not based on the net income or profits of any person. Interest and rental income, however, may be based on a fixed percentage or percentages of gross receipts or sales. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT, as described below.

        Income attributable to a lease of real property will generally qualify as "rents from real property" under the 75% gross income test (and the 95% gross income test, described below), subject to the rules discussed below:

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  We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from a tenant that is one of our taxable REIT subsidiaries, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the leased space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by one of our taxable REIT subsidiaries are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if the modification increases the rents due under the lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and the modification results in an increase in the rents payable by the taxable REIT subsidiary, any increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of the taxable REIT subsidiary.

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  The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

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  Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of gross receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

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  Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, subject to a 1% de minimis exception, other than through a permissible "independent contractor" from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are "usually or customarily rendered" in connection with the rental of space for occupancy only, and are not otherwise considered "rendered to the occupant."

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  With respect to the "usual or customarily rendered" rule, we anticipate that our tenants will receive some services in connection with their leases and that the services to be provided are usually or customarily rendered in connection with the rental of the properties and are not services that are considered rendered to the occupant. Therefore, providing these services should not cause the rents we receive with respect to the properties to fail to qualify as rents from real property for purposes of the 75% gross income test (or the 95% gross income test, described below). Our board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services that it believes, after consulting with our legal counsel, are not usually or customarily rendered in connection with the rental of space or are considered rendered to the occupant.

        The 95% Gross Income Test.    In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions and certain hedging transactions) for the taxable year must be derived from:

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  sources which satisfy the 75% gross income test;

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  dividends;

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  interest; and

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  gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business.

        Dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% gross income test, but not under the 75% gross income test (other than income attributable to temporary investment of new capital). We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments that will allow us to qualify under the 95% gross income test.

        If we fail to satisfy either the 75% gross income test or the 95% gross income test for any taxable year, we may retain our status as a REIT for such year if we satisfy the IRS that the failure was due to reasonable cause and not due to willful neglect, and following our identification of the failure, we file a schedule describing each item of our gross income. If this relief provision is available, we would be subject to a tax equal to the gross income attributable to the greater of the amount by which we failed the 75% gross income test or the 95% gross income test multiplied by a fraction intended to reflect our profitability.

Annual Distribution Requirements

        In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders in an amount at least equal to:

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  the sum of:

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  90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and

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  90% of the excess of the net income (after tax) from foreclosure property; and

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  less the sum of certain types of items of non-cash income over 5% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain).

        Determinations whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we:

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  declare a dividend before the due date of our tax return (including extensions);

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  distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and

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  file an appropriate election with our tax return.

        Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the IRS or by filing an amended return, we may cure the failure by paying a "deficiency dividend" (plus interest to the IRS) within a specified period.

        If we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT taxable income, we will be subject to federal income tax on the undistributed portion. Furthermore, to the extent that we fail to distribute by year end at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under this formula and the sum of (a) the amount actually distributed and (b) the amount of undistributed income on which we paid corporate income tax.

        We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on our REIT taxable income or net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary to comply with the annual distribution requirements, we may (but are not required to) borrow funds to provide fully the necessary cash flow.

Recordkeeping

        In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request on an annual basis information from our stockholders designed to disclose the indirect ownership of our outstanding shares. We intend to comply with these requirements.

Failure to Qualify as a REIT

        If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), generally will be taxable as dividend income. Non-corporate taxpayers may be eligible for a reduced 15% maximum federal tax rate (set to expire for tax years beginning after December 31, 2012), and corporate taxpayers may be eligible for the dividends received deduction. This potential "double taxation" would result from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

        We should not lose our REIT status as the result of a failure to satisfy a REIT requirement if the failure is due to reasonable cause and not willful neglect and we pay a tax of $50,000 for each failure (other than the asset tests and the gross income tests, which relief provisions have been described above). We might not be entitled to this relief in all cases of a failure to satisfy a REIT requirement. See "Risk Factors—Risks Related to Income Tax" for additional discussion regarding the failure to satisfy a REIT requirement.

Prohibited Transactions

        We will be subject to a 100% federal income tax on any net income derived from "prohibited transactions." Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. In addition, the IRS may assert that our origination or acquisition of loans and subsequent securitization should be treated as a prohibited transaction. The Code includes a safe harbor provision that treats a sale of property as not constituting a prohibited transaction, the income from which would be subject to the 100% tax, if the following requirements are met:

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  the property is a real estate asset under the 75% asset test;

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  the property has been held for at least two years;

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  aggregate expenditures incurred in the two-year period preceding sale that are includable in the tax basis of the property were not in excess of 30% of the net selling price;

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  with respect to property that constitutes land or improvements (excluding foreclosure property and lease terminations), the property was held for production of rental income for at least two years;

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  either (i) we do not make more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), (ii) the aggregate adjusted tax bases of the properties sold by us during the taxable year do not exceed 10% of the aggregate tax bases of all of our assets, each of these tax bases measured as of the beginning of the taxable year, or (iii) the fair market value of the properties sold by us during the taxable year do not exceed 10% of the fair market value of all of our assets, each of these values measured as of the beginning of the taxable; and

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  if we have made more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom we do not derive or receive any income.

        For purposes of the limitation on the number of sales that we may complete in any given year in order to comply with the requirements of the safe harbor described above, the sale of more than one property to one buyer will be treated as one sale. Moreover, if we obtain replacement property pursuant to a like kind exchange to which Section 1031 of the Code applies, then we will be entitled to tack the holding period that we had in the relinquished property for purposes of complying with the two-year holding period requirement. The failure of a sale to fall within the safe harbor does not alone cause the sale to be a prohibited transaction and subject to the 100% tax on prohibited transactions. In that event, the particular facts and circumstances of the transaction must be analyzed to determine whether the sale is a prohibited transaction.

        Although we may eventually sell some or all of our properties, our primary intention in acquiring and operating real estate properties is the production of rental income, and we do not expect to hold any property for sale to customers in the ordinary course of our business.

Penalty Tax

        Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

        We intend that, in all instances in which our taxable REIT subsidiaries will provide services to our tenants, the fees paid to our taxable REIT subsidiaries for these services will be at arm's length rates, although the fees paid may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to reflect their respective incomes clearly. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's length fee for tenant services over the amount actually paid.

Derivatives and Hedging Transactions

        We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure or currency rate fluctuations on one or more of our assets or liabilities. Any hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. If we or a pass-through subsidiary enters into such a contract either (i) to reduce interest rate risk on indebtedness incurred or to be incurred to acquire or carry real estate assets or (ii) to manage risk of currency fluctuations with respect to any item of income that would qualify under the 75% gross income test or the 95% gross income test, and, in each case, we clearly and timely identify the transaction, income from the hedging transaction, including gain from the sale or disposition of the financial instrument or any periodic income from the instrument, would not constitute gross income for purposes of the 95% or 75% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries to the extent such income would jeopardize our REIT status. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools

        An entity, or a portion of an entity, may be classified as a taxable mortgage pool ("TMP") under the Code if:

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  substantially all of its assets consist of debt obligations or interests in debt obligations;

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  more than 50% of those debt obligations or interests are real estate mortgages or interests in real estate mortgages as of specified testing dates;

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  the entity has issued debt obligations that have two or more maturities; and

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  the payments required to be made by the entity on the debt obligations it issues "bear a relationship" to the payments to be received by the entity on the debt obligations or interests that it holds as assets.

        Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. Financing arrangements (particularly securitizations) entered into, directly or indirectly, by us could give rise to TMPs, with the consequences as described below.

        If an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, including a qualified REIT subsidiary, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, under regulations to be issued by the Treasury Department, the consequences of the TMP classification would, in general, be limited to the stockholders of the REIT (subject to limited exceptions described below). The current treatment, however, is uncertain because the Treasury Department has not yet issued regulations to govern the treatment of a REIT (or portion thereof) that is a TMP. Based on the rules to which any future Treasury Regulations are intended to correspond, a portion of the REIT's income from the TMP arrangement, which might be non-cash accrued income, could be treated as "excess inclusion income." The REIT's excess inclusion income would be allocated among its stockholders. A stockholder's share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) to the extent allocable to most types of foreign stockholders, would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty. See "—Federal Income Taxation of Stockholders" below for the general rules relating to the taxation of stockholders. To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as government entities or charitable remainder trusts), the REIT would be taxable on this income at the highest applicable corporate tax rate (currently 35%). The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors.

        We may limit the structures we use for financing arrangements, such as securitizations, that could give rise to TMPs, even though these structures might otherwise be beneficial to us, in order to avoid risks associated with satisfying the REIT requirement tests. For example, we might conduct these arrangements through a taxable REIT subsidiary. To the extent that we engage in these activities through a taxable REIT subsidiary, the income associated with the activities generally would be subject to taxation at regular corporate income tax rates. In addition, the level of activities engaged in by our taxable REIT subsidiaries must permit us to satisfy the 75% gross income test because dividends from a taxable REIT subsidiary generally do not constitute qualifying income for purposes of the 75% gross income test (as well as permit us to satisfy the requirement that no more than 25% of our value may be in the form of specified securities, including securities issued by our taxable REIT subsidiaries).

        If a subsidiary partnership, not wholly owned by us directly or through one or more disregarded entities, is a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter the calculations of our asset tests and gross income tests, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Sale-Leaseback Transactions

        Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property subject to a true lease or the holder of a debt obligation secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

        The IRS may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We also may structure some sale-leaseback transactions as loans for federal income tax purposes. In this event, for purposes of the asset tests and the 75% gross income test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction is characterized as a loan for federal income tax purposes, we might fail to satisfy the asset tests or the gross income tests and, consequently, lose our REIT status effective with the year of the transaction. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Tax Aspects of Investments in Partnerships

General

        We may hold investments through entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various gross income tests and in the computation of our REIT taxable income. Moreover, for purposes of the asset tests, we will include our proportionate share of assets held by subsidiary partnerships. We generally will apply these tests to a partnership based on our interest in the capital of the partnership, subject to the special rule relating to the 10% value test described above.

        Consequently, to the extent that we hold an interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification

        Our investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See "—REIT Qualification—Taxable Mortgage Pools" above, for a discussion of the income tax treatment of taxable mortgage pools. If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the asset tests (particularly the 10% asset tests, generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the securities by value, of a corporation) or the gross income tests as discussed in "—REIT Qualification—Asset Tests" and "—Gross Income Tests," and in turn could prevent us from qualifying as a REIT. See "—REIT Qualification—Failure to Qualify as a REIT," above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the annual distribution requirements without receiving any cash. See "—REIT Qualification—Annual Distribution Requirements," above.

Tax Allocations with Respect to Partnership Properties

        Under the Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of the property at the time of contribution (a "book-tax difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

        To the extent that one of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from one or more of its partners, allocations would need to be made in a manner consistent with these requirements. If a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to our contribution to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, partners, including us, in subsidiary partnerships, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership's properties than would be the case if all of the partnership's assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This treatment could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the annual distribution requirements discussed above.

Federal Income Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

        Recently enacted amendments to the Code generally impose a U.S. federal withholding tax of 30% on certain types of payments made to a foreign financial institution or a non-financial foreign entity after December 31, 2012, including distributions made with respect to our capital stock and gross proceeds from the sale or exchange of shares of our capital stock. The IRS released a notice and the Treasury Department has promulgated proposed Treasury Regulations, however, delaying implementation of these rules with respect to payments such as distributions made with respect to our capital stock until January 1, 2014, and with respect to payments such as gross proceeds from sales or exchanges of our capital stock until January 1, 2015. After the applicable effective date with respect to a payment, the 30% withholding tax will apply (1) to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. government to undertake to obtain and provide to the U.S. tax authorities substantial information regarding certain direct and indirect U.S. accountholders and to collect the withholding tax on payments to certain accountholders (generally where the actions of the accountholders prevent compliance with reporting and other requirements), and the foreign financial institution meets certain other specified requirements or (2) to a non-financial foreign entity unless the non-financial foreign entity certifies that it does not have any direct or indirect substantial U.S. owners or provides the name, address and taxpayer identification number of each direct and indirect substantial U.S. owner, and the non-financial foreign entity meets certain other specified requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of any withholding taxes. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible implications of these new provisions of the Code on their investment in our capital stock.

        Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a stockholder's current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for dividends from us unless we lose our REIT status. Distributions that we properly designate as capital gain dividends generally will be taxable as a gain from the sale or disposition of a capital asset, to the extent that the gain does not exceed our actual net capital gain for the taxable year. We are required to designate which maximum rate bracket is applicable to each category of capital gain dividends, which currently are taxable to non-corporate stockholders at a 15% or 25% rate. If we fail to designate the applicable bracket, all capital gain dividends are taxable to non-corporate stockholders at the 25% rate. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income from a distribution in the year that the distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared provided that we actually pay the distribution during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes (such as a partnership), stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We also may decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, each stockholder would include the stockholder's proportionate share of the gains in income and receive a credit on the stockholder's returns for the stockholder's proportionate share of our tax payments. However, stockholders that are tax-exempt, such as charitable organizations or qualified pension plans, would have to file tax returns to claim a refund of their deemed payment of the tax liability.

        Non-corporate stockholders that recognize capital gain upon the sale or disposition of our common shares generally are subject to a maximum federal income tax rate of 15% (prior to January 1, 2013) if the non-corporate stockholder holds the common shares for more than twelve months, and are subject to taxation at ordinary federal income rates (of up to a maximum rate equal to 35% prior to January 1,

2013) if the non-corporate stockholder holds the common shares for twelve months or less. Corporate stockholders that recognize capital gain upon the sale or disposition of our common shares generally are subject to federal income taxation at a maximum rate of 35% without regard to holding period. A stockholder that recognizes a capital loss upon the sale or disposition of our common shares are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of non-corporate stockholders who may offset up to $3,000 of ordinary income against capital loss each year), and any unused capital loss carry forward to the following year. In addition, any loss upon a sale or disposition of common shares by a stockholder who has held the common shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain. In addition, under the so-called "wash sale" rules (as defined in the Code), all or a portion of any loss that a stockholder realizes upon a taxable sale or disposition of common shares may be disallowed if the stockholder purchases (including through our Distribution Reinvestment Plan) other shares of our stock (or stock substantially similar to our stock) within 30 days before or after the sale or disposition.

        If a stockholder recognizes a loss upon a subsequent sale or disposition of our stock or other securities in an amount that exceeds a prescribed threshold, the provisions of Treasury Regulations involving "reportable transactions" (as defined in the Code) might apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed primarily towards tax shelters, are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You are encouraged to consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations, and that the failure to make any required disclosures would result in substantial penalties.

        We will report to our domestic stockholders and to the IRS the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding (the current rate of which is 28%) with respect to dividends paid unless the stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with the taxpayer's correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding may be credited against the stockholder's federal income tax liability. See "Information Reporting Requirements and Backup Withholding for U.S. Stockholders" below. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their non-foreign status to us. See "—Taxation of Foreign Stockholders," below.

Passive Activity Loss and Investment Interest Limitations

        Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any "passive losses" against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, the distributions generally will be treated as investment income for purposes of computing the investment interest limitation.

Net Investment Income

        Recently enacted amendments to the Code generally impose a tax of 3.8% on certain individuals for taxable years beginning after December 31, 2012, on the lesser of (a) the individual's "net investment income" for the taxable year or (b) the excess of (i) the individual's modified adjusted gross income for the taxable year over (ii) a threshold amount. Net investment income consists of specified types of income earned by the individual, including gross income from dividends on and net gain from a sale or exchange of our common shares, less certain deductions. The threshold amount applicable to an individual generally is equal to $250,000 for married individuals filing jointly or $200,000 for other individuals. This new tax generally applies to certain estates and trusts with net investment income based on rules similar to the rules applicable to individuals to determine the amount of income subject to the tax. U.S. stockholders are encouraged to consult their tax advisors regarding the possible implications of these new provisions of the Code on their investment in our common shares.

Taxation of Tax-Exempt Stockholders

        Distributions on our common shares to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire the common shares, or the common shares otherwise is used in an unrelated trade or business of the tax-exempt entity. See "—REIT Qualification—Taxable Mortgage Pools," above, for special rules relating to UBTI of tax-exempt stockholders if we are treated as investing in a taxable mortgage pool.

        For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Section 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our common shares will constitute unrelated business taxable income unless the organization is able to claim properly a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common shares. These entities are encouraged to consult their tax advisors concerning these "set aside" and reserve requirements.

        Special rules apply to the ownership of REIT shares by certain tax-exempt pension trusts. If we would fail to satisfy the "five or fewer" share ownership test (discussed above) in the event that the stock held by certain-exempt pension trusts (which otherwise are subject to look-through treatment to their beneficiaries for purposes of this test) is treated as being held by the trusts rather than by their respective beneficiaries, each of these tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if:

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  at least one of these tax-exempt pension trust owns more than 25% by value of our shares; or

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  one or more of these tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares.

        The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we are a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends is treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our common shares, we believe that a tax-exempt pension trust is not likely to become subject to these rules. However, because our common shares may become publicly traded, we can give no assurance of this result.

        Prospective tax-exempt purchasers are encouraged to consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

Taxation of Foreign Stockholders

        The following discussion is intended only as a summary of the rules governing federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates. These rules are complex and prospective foreign stockholders are encouraged to consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in our common shares.

        In general, foreign stockholders will be subject to regular U.S. federal income tax (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals) with respect to their investment in our common shares if this investment is "effectively connected" with the conduct of a trade or business in the U.S. (and generally, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the foreign stockholder). A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business also may be subject to the 30% "branch profits tax" under Section 884 of the Code (unless entitled to tax treaty exemptions), which is payable in addition to regular federal corporate income tax. A foreign stockholder claims exemption from withholding resulting from "effectively connected" treatment by filing with us federal Form W8-ECI referred to as a "Certificate of Foreign Person's Claim for Exemption From Withholding in Income Effectively Connected With the Conduct of a Trade or Business in the United States." The following discussion applies to foreign stockholders whose investment is not considered "effectively connected."

        Any dividend that constitutes ordinary income for federal income tax purposes generally will be subject to a U.S. tax equal to the lesser of 30% of the gross amount of dividends or the rate in an applicable tax treaty (including treaty benefits relating to a permanent establishment of a foreign stockholder). A foreign stockholder claims benefits under a tax treaty by filing with us federal Form W8-BEN referred to as a "Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding." A distribution that does not exceed our earnings and profits generally will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder's tax basis in the foreign stockholder's common shares (but not below zero) and then as gain from the disposition of the common shares, subject to the rules discussed below for dispositions.

        Our distributions that are attributable to gain from the sale or exchange of a "U.S. real property interest" are taxed to a foreign stockholder as if the distributions are gains "effectively connected" with a United States trade or business conducted by the foreign stockholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, these dividends also may be subject to a 30% branch profits tax when made to a corporate foreign stockholder that is not entitled to tax treaty exemptions.

        We will report to our foreign stockholders and the IRS the amount of dividends paid during each calendar year and the amount (if any) of federal income tax that we withhold. These information reporting requirements apply regardless of whether withholding is reduced or eliminated in any applicable tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of 30% and 35% may apply to distributions on common shares to foreign stockholders. See "—REIT Qualification—Taxable Mortgage Pools," above, for special rules relating to withholding for foreign stockholders if we are treated as investing in a taxable mortgage pool.

        Although tax treaties may reduce our withholding obligations, we generally will be required to withhold:

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  35% of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) from dividends to a foreign stockholder (excluding a foreign stockholder who owns not more than 5% of our stock at any time during the one-year period ending on the distribution date if the dividend occurs at a time during which our stock is regularly traded on an established securities market located in the United States) and remit to the IRS; and

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  30% of any other dividends paid out of earnings and profits (including capital gain dividends not subject to 35% withholding described immediately above) to all foreign stockholders.

        In addition, if we redesignate prior dividends of ordinary income as capital gain dividends, subsequent dividends, up to the amount of these prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder's federal income tax liability, and if the amount of tax we withhold exceeds the foreign stockholder's U.S. tax liability, the foreign stockholder may file for a refund of such excess from the IRS. The 35% withholding tax rate on certain capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but this rate is higher than the 15% maximum federal tax rate on long-term capital gains of non-corporate taxpayers.

        Applicable Treasury Regulations provide certain presumptions under which a foreign stockholder is subject to backup withholding and information reporting unless we receive certification from these stockholders of their foreign status. The regulations generally require a foreign stockholder to certify foreign status by filing with us federal Form W-8BEN, referred to as a "Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding," Form W-8ECI, referred to as a "Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States," or Form W-8EXP, referred to as a "Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding."

        Unless the common shares constitute a "U.S. real property interest" under Section 897 of the Code, gain on a sale of common shares by a foreign stockholder generally will not be subject to U.S. income taxation unless (1) investment in the common shares is effectively connected with the foreign stockholder's U.S. trade or business (and, generally if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the foreign stockholder), in which case, as discussed above, the foreign stockholder would be subject to regular federal income tax, or (2) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual may be subject to a 30% tax on such gain.

        Our common shares will not constitute a "U.S. real property interest" if we are a "domestically controlled qualified investment entity." A REIT qualifies as a domestically controlled qualified investment entity if the REIT, at all times during the shorter of (1) the period during which the REIT is in existence or (2) the five-year period ending on the disposition or distribution date, had less than 50% in value of the REIT's stock held directly or indirectly by foreign stockholders. We expect to be a domestically controlled qualified investment entity, and, therefore, the sale of our shares should not be subject to taxation as a U.S. real property interest for foreign stockholders, except as discussed in the next sentence. Even if we constitute a domestically controlled qualified investment entity, upon disposition of our common shares (subject to the exception applicable to "regularly traded" stock described below), a foreign stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the foreign stockholder (A) disposes of our common shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (B) acquires, or enters into a contract or option to acquire, other our common shares within 30 days after such ex-dividend date. Because our common shares may become (but are not guaranteed to become) publicly traded, we cannot assure you that we will be a domestically controlled qualified investment entity during the testing period that may be applicable to you when you sell our common shares. Even if we are not a domestically controlled qualified investment entity, a foreign stockholder's gain on the sale of stock generally is not subject to federal income tax as a sale of a U.S. real property interest if the common shares are "regularly traded" on an established securities market and the foreign stockholder does not own more than 5% of our common shares at any time during the five-year period ending on the date of the sale. If the gain on the sale of common shares is not eligible for exemption from federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common shares from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are "regularly traded" on an established securities market or if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the IRS.

        If we make a payment to a foreign stockholder or a foreign stockholder receives the proceeds of a disposition of common shares which are paid within the U.S. or contracted through certain U.S.-related financial intermediaries, the payment generally is subject to information reporting and to backup withholding (the current rate of which is 28%) unless the disposing foreign stockholder certifies as to the foreign stockholder's name, address and non-U.S. status (and the payee or the intermediary, as the case may be, does not have actual knowledge or reason to know that the stockholder is a United States person, as defined in the Code) or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding may not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers are encouraged to consult their tax advisers concerning these rules.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

        In general, information reporting requirements will apply to payments of distributions on our common shares and to payments of the proceeds of the sale of our common shares to a U.S. stockholder, unless an exception applies. Under some circumstances, a U.S. stockholder may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. If you are a U.S. stockholder, backup withholding will apply only if:

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  you fail to furnish properly your correct taxpayer identification number, which, if you are an individual, is your Social Security Number;

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  you fail to certify, under penalties of perjury, your taxpayer identification number when required;

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  the IRS notifies us (or another applicable requester) that you furnished an incorrect taxpayer identification number;

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  the IRS notifies you that you are subject to backup withholding because you failed properly to report payments of interest and distributions or are otherwise subject to backup withholding; or

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  under certain required circumstances, you fail to certify, under penalties of perjury, that you are not subject to backup withholding.

        In addition, backup withholding will not apply with respect to payments made to certain types of stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder's U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS. U.S. stockholders are encouraged to consult their tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Additional Withholding and Reporting Requirements Relating to Foreign Accounts

        Recently enacted amendments to the Code generally impose a U.S. federal withholding tax of 30% on certain types of payments made to a foreign financial institution or a non-financial foreign entity after December 31, 2012, including distributions made with respect to our capital stock and gross proceeds from the sale or exchange of shares of our capital stock. The IRS released a notice, however, delaying implementation of these rules with respect to payments such as distributions made with respect to our capital stock until January 1, 2014, and with respect to payments such as gross proceeds from sales or exchanges of our capital stock until January 1, 2015. After the applicable effective date with respect to a payment, the 30% withholding tax will apply (i) to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. government to undertake to obtain and provide to the U.S. tax authorities substantial information regarding certain direct and indirect U.S. accountholders and to collect the withholding tax on payments to certain accountholders (generally where the actions of the accountholders prevent compliance with reporting and other requirements), and the foreign financial institution meets certain other specified requirements or (ii) to a non-financial foreign entity unless the non-financial foreign entity certifies that it does not have any direct or indirect substantial U.S. owners or provides the name, address and taxpayer identification number of each direct and indirect substantial U.S. owner, and the non-financial foreign entity meets certain other specified requirements. Under certain circumstances, a foreign stockholder might be eligible for refunds or credits of any withholding taxes. Foreign stockholders are encouraged to consult their tax advisors regarding the possible implications of these new provisions of the Code on their investment in our capital stock.

Tax Basis and Other Information Reporting

        Brokers are subject to information reporting requirements relating to certain transactions involving our common shares acquired on or after January 1, 2011 by a stockholder other than an exempt recipient ("covered stock"). Specifically, upon the transfer or redemption of shares of covered stock, the broker must report certain information to the stockholder and the IRS, including the adjusted tax basis of the shares and whether any gain or loss recognized on the transfer or redemption is long-term or short-term. Unless the stockholder informs a broker otherwise, shares to be transferred or redeemed will be chosen using the broker's default method. You are encouraged to consult your tax adviser about what method is best in your particular circumstances.

        If we take an organizational action such as a stock split, merger, or acquisition that affects the tax basis of shares of covered stock, we will report to each stockholder and the IRS (or post on our primary website) a description of the action and the quantitative effect of that action on the tax basis of the applicable shares. Although corporations generally qualify as exempt recipients, an S corporation will not qualify as an exempt recipient with respect to our common shares that the S corporation acquires on or after January 1, 2012. Thus, the transfer or redemption of our common shares acquired by an S corporation on or after January 1, 2012 will be subject to the reporting requirements discussed above.

        Brokers may be subject to the transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above (excluding transactions involving shares acquired before January 1, 2011). Transfer statements, however, are issued only between "brokers" and are not issued to stockholders or the IRS.

        Stockholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above to their investment in our common shares.

Statement of Stock Ownership

        We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the stockholder's shares is required to include specified information relating to the stockholder's shares in the stockholder's federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

Other Tax Considerations

Distribution Reinvestment Plan

        If you participate in the distribution reinvestment plan, you will be treated for federal income tax purposes as having received, on the investment date, a dividend equal to the sum of (a) the fair market value of any common shares purchased under the plan (including common shares purchased through reinvestment of dividends), and (b) any cash distributions actually received by you with respect to your common shares not included in the plan. The tax basis of common shares purchased under the plan will be equal to the fair market value of the shares on the investment date. Your holding period for common shares purchased under the plan generally will begin on the date following the date on which the common shares are purchased for you and registered in your name. Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that the distributions do not exceed the adjusted tax basis of your shares. You will be required, however, to reduce the adjusted tax basis of your shares by the amount in excess of our current and accumulated earnings and profits. To the extent that the distributions exceed the adjusted tax basis of your shares, this excess amount will be taxable as capital gain. See "—Federal Income Taxation of Stockholders," above, for a discussion of the treatment of distributions to stockholders.

        Backup withholding amounts, if required, will be withheld from dividends before any dividends are reinvested under the distribution reinvestment plan. Therefore, if you are subject to backup withholding, dividends to be reinvested under the plan will be reduced by the backup withholding amount. In the case of a sale, the withheld amount will be deducted from the sale proceeds and the remaining amount will be sent to you. See "—Information Reporting Requirements and Backup Withholding for U.S. Stockholders," above, for a discussion of the information reporting and backup withholding rules applicable to U.S. stockholders.

        If you are a foreign stockholder, you generally are exempt from backup withholding but may be subject to federal income tax withholding, subject to required income tax certifications to establish your status as a foreign stockholder and your entitlement to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a tax treaty. If you are a foreign stockholder participating in the distribution reinvestment plan whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in common shares will be purchased for you and registered in your name. See "—Federal Income Taxation of Stockholders—Taxation of Foreign Stockholders," above, for a discussion of the income tax treatment of foreign stockholders.

        You may recognize a gain or loss upon your sale or disposition of common shares received from the plan. The amount of gain or loss will be the difference between the amount received for the whole or fractional common shares and the tax basis of the whole or fractional common shares. Generally, any gain or loss recognized on the disposition of common shares acquired under the plan will be treated for federal income tax purposes as a capital gain or loss. See "—Federal Income Taxation of Stockholders" above for a discussion of the income tax treatment of stockholders.

State, Local and Foreign Taxes

        We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, foreign and local tax treatment may not conform to the federal income tax consequences discussed above. To the extent that we or our subsidiaries own assets, directly or indirectly, or conduct operations in foreign jurisdictions, we will be subject to foreign tax systems. Our favorable tax treatment in the United States as a REIT may not be recognized by foreign jurisdictions where we are treated as a foreign corporation subject to a variety of taxes, such as income, corporate, trade, local and capital taxes, and distributions from these operations may be subject to withholding both as to dividends and interest paid by or to us. Although we seek to reduce the foreign taxes payable on foreign operations, it is unlikely that we will be able to mitigate totally these taxes, which could be significant. To the extent of these foreign taxes, we will receive reduced amounts from foreign operations and will have less cash available for distribution to our stockholders. Further, the foreign taxes cannot be passed through to our stockholders as a foreign tax credit and we generally cannot make effective use of foreign tax credits. As a result, we expect that neither we nor our stockholders will be able to reduce U.S. tax liability on account of our payment of foreign taxes. Accordingly, any foreign taxes impact our operations as an additional cost.

        You are encouraged to consult your own tax advisor regarding the effect of state and local tax laws on an investment in our common shares.

Legislative Proposals

        You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would affect our or your taxation materially as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common shares.

Sunset of Reduced Tax Rate Provisions

        Several of the tax considerations described in this prospectus are subject to a sunset provision. On December 17, 2010, President Obama signed into law the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010, preventing an expiration of current federal income tax rates on December 31, 2010 by amending the sunset provisions such that they will take effect on December 31, 2012. The amended sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include, without limitation, provisions related to the reduced maximum income tax rate for long-term capital gains of 15% (rather than 20%) for non-corporate taxpayers, reduced individual income tax rates on ordinary income, the application of long-term capital gain tax rates (rather than ordinary income tax rates) to qualified dividend income, and certain other tax rate provisions described herein. The impact of the amended sunset provisions is not discussed in this prospectus. Consequently, stockholders are encouraged to consult their own tax advisors regarding the effect of the sunset provisions based on their individual tax situations.

PLAN OF DISTRIBUTION

General

        Of the            common shares of our beneficial interest offered by this prospectus, we are offering:

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  up to                common shares to the public at a purchase price of $            per share through [Dealer Manager TBD], the dealer manager, on a "best efforts" basis. A "best efforts" basis means that the securities dealers participating in the offering are only required to use their good faith efforts and reasonable diligence to sell the shares, and have no firm commitment or obligation to purchase any of the shares. Therefore, no specified number of shares is guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering; and

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  up to                common shares at a purchase price of $            per share for issuance through our distribution reinvestment plan.

        We reserve the right to reallocate the shares offered between our "best efforts" offering and the distribution reinvestment plan.

THE OFFERING

        The offering price of our common shares was determined by our board of trustees in its sole discretion. The offering price is not based on the book value or net asset value of our current or expected investments, or our current or expected cash flow. Until such time as our shares are valued by our board of trustees or a professional firm that we choose for that purpose, the price of our shares is not intended to reflect the net asset value of our shares. See "Risk Factors—Risks Related to This Offering" for additional disclosure regarding a "best efforts" offering and the offering price of our shares. The offering will commence as of the effective date of this prospectus. If the minimum offering of [$1,000,000] shares is not sold by [                        ], 20[13]—which is one year after the original effective date of this prospectus—we will terminate this offering and your subscription will be returned to you within ten business days after termination, together with any interest earned on your investment. Common shares purchased by any of our officers or trustees, or by our dealer manager or any soliciting dealer, will not count toward satisfying the minimum offering. If the minimum offering of [$1,000,000] common shares is sold and if this offering continues thereafter, the offering will terminate on or before [                        ], 20[13] unless extended. Our board may terminate this offering at any time and may extend the "best efforts" offering for an additional year. If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of commencing this offering or the effective date of the subsequent registration statement. If we decide to extend the "best efforts" offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock.

Escrow Conditions

        If you are qualified to participate in this offering, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, [Escrow Agent TBD], [Escrow Agent Address], and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. None of the common shares offered by this prospectus will be sold, no commissions or fees will be paid, and your initial admission as a stockholder will not take place unless the escrow agent has received and accepted paid subscriptions for at least [$1,000,000] common shares for $            within one year from the original effective date of this prospectus. If subscriptions for at least the minimum offering have not been received, accepted and paid for within one year from the original effective date of this prospectus, the escrow agent will promptly refund your investment, together with any interest earned on your investment. If a refund is made, EquiTrust USA will pay any escrow fees.

        [Subscription proceeds received from residents of Tennessee will be placed in escrow with the escrow agent until we have received and accepted paid subscriptions for at least $10 million within one year from the original effective date of this prospectus. If subscriptions for at least $10 million have not been received, accepted and paid for within one year from the original effective date of this prospectus, the escrow agent will promptly refund the Tennessee investors' funds, together with any interest earned on that investment. If a refund is made, [Dealer Manager TBD] will pay any escrow fees.]

        [Subscription proceeds received from residents of Pennsylvania will be placed in escrow with the escrow agent until we have received and accepted paid subscriptions for at least $75 million, or for an escrow period of 120 days, whichever is shorter. If subscriptions for at least $75 million have not been received, accepted and paid for by the end of the escrow period, the escrow agent will either:

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  promptly refund the Pennsylvania investors' funds within fifteen calendar days of the end of the escrow period; or

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  notify the Pennsylvania investors in writing by certified mail, or any other means whereby receipt of delivery is obtained within ten calendar days after the end of the escrow period, that the Pennsylvania investors have a right to have their investment returned to them. If a Pennsylvania investor requests the return of these funds within ten calendar days after receipt of notification, the escrow agent will return the funds within fifteen calendar days after receiving the investors' request.

        Any Pennsylvania investor that requests a return of his or her funds at the end of the initial 120-day escrow period or any subsequent 120-day escrow period will be entitled to receive interest earned, if any for the time that his or her funds remained in escrow.]

        The escrow agreement between us, the dealer manager and the escrow agent requires the escrow agent to invest the escrowed funds in an interest bearing bank account. Additionally, as soon as we have received subscription proceeds for at least 200,000 our common shares, we may invest the proceeds in other short term investments which can be readily sold, with appropriate safety of principal. After the minimum offering amount is sold, subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within ten days after we receive a fully completed copy of the subscription agreement and payment for the shares.

        All funds we receive out of the escrow account will be available for our general use. We use these funds to: pay any costs related to this offering; make capital contributions or additional investments in real estate assets; pay expenses incurred to acquire real estate assets; reimburse [Dealer Manager TBD] and its affiliates for expenses it and they have paid; and pay day-to-day operating expenses. We do not segregate funds from our other funds pending investment. We will return any of the proceeds of this offering that are not invested in real estate assets within the later of twenty-four months from the original effective date of the registration statement, of which this prospectus is a part, or twelve months from the termination of the offering.

        The interest, if any, earned on subscription proceeds relating to the minimum offering prior to the release of the subscription proceeds to us from escrow will be distributed to you on a pro rata basis. After your initial admission as a stockholder you will not be entitled to interest earned on our funds or to receive interest on your investment.

Subscription Process

        We, our dealer manager, and each soliciting dealer will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common shares is an appropriate investment for you. The agreement between our dealer manager and the soliciting dealers requires the participating soliciting dealers to transmit promptly to us the completed subscription document and any supporting documentation we may reasonably require.

        The dealer manager or a soliciting dealer also is required to deliver to you a copy of this prospectus, its appendices and any supplements. We plan to make this prospectus, the appendices and any supplements available electronically to the dealer manager and the participating soliciting dealers, as well as to provide them paper copies. Any prospectus, amendments and supplements, as well as any quarterly reports, annual reports, proxy statements or other reports required to be made available to you will be posted on our website at www.equitrustusa.com. The soliciting dealers will maintain records of the information we have to determine that an investment in our shares is suitable and appropriate for a stockholder for at least six years.

        Our common shares are being sold as we receive and accept subscriptions for them, subject to our satisfaction of the escrow conditions described above. We have the unconditional right to accept or reject your subscription within ten days after we receive a fully completed copy of the subscription agreement and payment for the shares. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common shares may be completed until at least five business days after the date you receive the final prospectus, as supplemented, and, if required by state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest or deduction, within ten days after receipt.

Representations and Warranties in the Subscription Agreement

        The subscription agreement requires you to make the following factual representations:

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  you acknowledge that you have received a copy of the prospectus;

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  your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

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  you satisfy the minimum income, net worth and any other applicable suitability standards established for you, as described in "Suitability Standards," which appears earlier in this prospectus;

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  you are purchasing our common shares for your own account; and

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  you acknowledge that our common shares cannot be readily resold.

        Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our common shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common shares to you unless you are able to make the above factual representations by executing the subscription agreement. You will not, however, be waiving any rights under the federal or state securities laws by executing the subscription agreement.

Appropriateness of Investment

        An investment in our common shares may be appropriate as part of your investment portfolio if:

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  You satisfy the minimum suitability standards described in this prospectus.

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  You seek to receive current income through our payment of regular monthly cash distributions to our stockholders.

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  You seek to preserve your capital and obtain the benefits of potential long-term capital appreciation, because we intend to acquire properties that offer appreciation potential while balancing the objective of preserving your capital.

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  You seek to diversify your portfolio by allocating a portion of your portfolio to a long-term investment in commercial real estate, which is not correlated to the stock market.

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  You are able to hold your investment in our shares as a long-term investment due to the absence of a liquid market for our shares.

Determination of Your Suitability as an Investor

        We, our dealer manager and each soliciting dealer will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common shares is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:

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  you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature;

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  you have an apparent understanding of:

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  the fundamental risks and possible financial hazards of this type of investment;

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  that our common shares cannot be readily sold; and

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  the tax consequences of your investment; and

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  you have the financial capability to invest in our common shares.

        By executing the subscription agreement, each soliciting dealer acknowledges that it has determined that an investment in our common shares is suitable for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common shares as an investment for you. Our Business Manager will coordinate the processes and procedures used by the dealer manager and the participating soliciting dealers and, where necessary, implement additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

Compensation We Pay For the Sale of Our Shares

        Except for the special sales or volume discounts described later in this section, we will pay the dealer manager selling commissions of         % of the selling price of the common shares sold on a "best efforts" basis. The dealer manager anticipates reallowing the full amount of the selling commissions to participating soliciting dealers as compensation for their services in soliciting and obtaining subscriptions. Except for the special sales or volume discounts described later in this section, we will pay an additional        % of the gross proceeds from the offering of shares sold on a "best efforts" basis to the dealer manager for marketing the shares in connection with this offering, which includes coordinating the marketing of the shares with any participating soliciting dealers. The dealer manager may, in its discretion, reallow up to 1.5% of this marketing contribution to participating soliciting dealers. We also will reimburse the dealer manager and participating soliciting dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities, in amounts up to        % of the gross offering proceeds from shares sold in the "best efforts" offering. These expenses may, in our sole discretion, be reimbursed from amounts paid or reallowed to these entities as a marketing contribution, or may be reimbursed from issuer costs, as discussed in more detail in "Compensation Table." The following table shows the compensation payable to our dealer manager for sale of shares in the "best efforts" portion of this offering.

Type of Compensation	Amount	Estimated Maximum Amount
Selling commissions	% of the sale price of each share	$
Marketing contribution	% of the gross offering proceeds	$

        In no event will the amount we pay to FINRA members exceed FINRA's 10% cap on underwriting compensation. All amounts deemed to be "underwriting compensation" by FINRA will be subject to FINRA's 10% cap. In connection with the minimum offering and FINRA's 10% cap, our dealer manager will advance all the fixed expenses, including, but not limited to, wholesaling salaries, salaries of dual employees allocated to wholesaling activities, and other fixed expenses (including, but not limited to wholesaling expense reimbursements and the dealer manager's legal costs associated with filing the offering with FINRA), that are required to be included within FINRA's 10% cap to ensure that the aggregate underwriting compensation paid in connection with the offering does not exceed FINRA's 10% cap. Also, our dealer manager will repay to EquiTrust USA any excess amounts received over FINRA's 10% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds.

        We will not pay selling commissions or marketing contributions in connection with the following special sales:

  •
  the purchase of common shares by each of [Dealer Manager TBD] or any of its directors, officers, employees or affiliates for $            per share; and

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  the purchase of common shares by any of our trustees, officers, employees or affiliates, or any family members of those individuals (including spouses, parents, grandparents, children and siblings), for $            per share; and

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  the purchase of common shares under our distribution reinvestment plan.

        Reallowable        % selling commissions will not be paid in connection with the following special sales:

  •
  the purchase of common shares by each soliciting dealer and any of their respective directors, officers, employees or affiliates who request and are entitled to purchase common shares net of selling commissions for $            per share;

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  the sale of common shares to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature; and

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  the common shares credited to an investor as a result of a volume discount.

        All purchases of common shares by our dealer manager or any soliciting dealer must be made in accordance with FINRA regulations, including without limitation Rule 5130. We expect that these purchases, if any, will be made for investment purposes only.

        We may not pay or award any commissions or other compensation to any person you engage for investment advice as an inducement to our dealer manager to advise you to purchase our common shares. A registered broker dealer or other properly licensed person may, however, earn a sales commission in connection with a sale of the common shares.

        We will not pay any registered investment advisory fees in connection with any purchase by you of our common shares, although you may elect to have your registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor. See "—How to Subscribe," below.

        We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating soliciting dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event. In no event will these items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achieving a particular sales target. The value of these items will be considered underwriting compensation in connection with this offering.

HOW TO SUBSCRIBE

        Investors who meet the suitability standards described herein may purchase common shares. See "Suitability Standards" and "—The Offering—Determination of Your Suitability as an Investor," above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

  •
  Read the entire prospectus, any appendices and supplement(s), accompanying the prospectus.

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  Complete a subscription agreement.

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  Deliver a check for the full purchase price of the shares being subscribed for, payable to the entity designated on your subscription agreement. If you are qualified to participate in this offering, for administrative convenience, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, [Escrow Agent TBD], [Escrow Agent Address], and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. Subject to us selling the minimum amount, subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within ten days after we receive them. The name of your soliciting dealer appears on your subscription agreement.

  •
  By executing the subscription agreement and paying the total purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

        A sale of the shares may not be completed until at least five business days after the subscriber receives the final prospectus, as supplemented. Within ten days, and generally within twenty-four hours, of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten days after we received it.

        An approved trustee must process through, and forward to, us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

        You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the State of Louisiana. If you would like to place a transfer on death designation on your shares, you must complete a transfer on death form (available from the dealer manager).

        You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of instruction (available from the dealer manager). The letter of instruction will authorize us to deduct a specified dollar amount or a percentage of the asset value (calculated on a 365-day calendar year basis) to be paid by us as advisory fees payable to your registered investment advisor on a periodic basis. The letter of instruction will be irrevocable and we will continue to pay advisory fees payable from your account until such time as you provide us with a notice (available from the dealer manager) of your election to terminate deductions from your account for the purposes of such advisory fees or until we receive notice that you have changed or terminated your investment advisor. This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans.

SALES LITERATURE

        In addition to, and apart from, this prospectus, we may use certain supplemental sales material in this offering. This material may consist of a brochure describing EquiTrust USA and our investment objectives, including the Project. This material also may include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to the FINRA members designated by [Dealer Manager TBD] and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and "tombstone" newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

        The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

        This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

ELECTRONIC DELIVERY OF DOCUMENTS

        Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information ("documents") electronically by sending us instructions in writing in a form acceptable to us to receive such documents electronically. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as "undeliverable," we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

DISTRIBUTION REINVESTMENT PLAN AND SHARE REPURCHASE PROGRAM

Distribution Reinvestment Plan

        Our distribution reinvestment plan provides our stockholders with an opportunity to purchase additional common shares by reinvesting cash distributions. Stockholders who elect to participate in the distribution reinvestment plan will authorize us to reinvest distributions on all or a portion of their shares to purchase additional common shares, including fractional shares. A participant will not be able to acquire common shares under the program if the purchase will cause him or her to exceed the 9.8% ownership limits or will violate any of the other share ownership restrictions imposed by our charter. Because our charter provides that we may not issue certificates representing our common shares unless expressly authorized by our board of trustees, the our common shares purchased through our distribution reinvestment plan typically will be issued only in book entry form.

        We are able to offer shares through our distribution reinvestment plan at prices below the offering price in our "best efforts" offering because of a decrease in costs associated with these issuances. Common stock will be purchased under the distribution reinvestment plan on the applicable payment date for the distribution used to purchase the common shares. Distributions, if any, on common shares acquired under the distribution reinvestment plan will be paid at the same time that distributions are paid on common shares purchased outside the plan.

        [Plan Admin TBD] will serve as the plan administrator. [Plan Admin TBD] will administer the plan, keep records and, as soon as practicable after each distribution payment date, provide each participant with a summary statement of his or her reinvestment account.

        Any stockholder who has received a copy of this prospectus and has shares registered in his or her name is eligible to participate in the distribution reinvestment plan; participation in this offering is not a requirement. Stockholders who own shares not registered in their name (e.g., registered in the name of a bank or trustee holding common shares on their behalf) should consult with the entity holding their shares to determine if it can enroll directly in the plan. If the entity cannot enroll directly, the stockholder should register the required number of shares directly in his or her name to enroll in the plan. We do not expect to distribute a separate prospectus relating solely to the distribution reinvestment plan prior to the termination of the offering; instead, we distribute copies of this prospectus, as supplemented or amended from time-to-time. Following the termination of our "best efforts" offerings, we intend to separately register the shares reserved for issuance under the distribution reinvestment plan on a registration statement on Form S-3 or other appropriate form. Prospective enrollees will then receive a copy of the prospectus included in that registration statement.

        Stockholders who are eligible to participate in the plan may join the plan at any time by properly completing the appropriate section of the subscription agreement. By signing the subscription agreement, stockholders certify that they have received and read a copy of this prospectus and agree to abide by the terms and conditions of the distribution reinvestment plan. A stockholder may enroll all, or less than all, of the shares registered in his or her name. If the stockholder's subscription agreement is received by the administrator prior to a distribution payment date, reinvestment of distributions will begin with that distribution payment date. If the subscription agreement is received on or after a distribution payment date, the distribution payment will be made in cash and reinvestment of distributions on the enrolled shares will begin with the next following distribution payment date. Distribution and voting rights as to any purchased shares typically commence on the applicable distribution payment date. Once enrolled in the plan, a stockholder may change his or her reinvestment options at any time by submitting an election form at least five days prior to a distribution payment date.

        If we declare a distribution, participants in the distribution reinvestment plan will be able to use distributions paid by us to purchase shares at a fixed price of $            per share until the earlier of:

  •
  the change of the public offering price per common share in a public "best efforts" offering of our common shares from $            per share, if there is a change; and

  •
  termination of any "best efforts" public offering of our common shares, unless followed by a subsequent "best efforts" public offering.

        After the termination of all "best efforts" public offerings of our common shares, participants may acquire our shares at a price equal to 95% of the "market price" of a one common share on the date of purchase until the shares become listed for trading on a national securities exchange (referred to herein as a "liquidity event"). For purposes of this plan, "market price" means, prior to a liquidity event, either (1) the last price at which shares were offered by us in a "best efforts" public offering of our shares or (2) the fair market value of a one common share, as estimated by us, if our estimate of fair market value on a per share basis is not equal to the last price at which shares were offered by us in a "best efforts" public offering. If a liquidity event occurs, participants will be able to purchase shares at a price equal to 100% of the average daily open and close price per share, as reported by the national securities exchange on which our shares are listed, on the distribution payment date.

        The number of shares purchased for each participant will depend upon the aggregate amount of his or her cash distributions and the purchase price per share, as described above. We will not purchase common shares for participants under the plan to the extent that the purchase will cause the participant to own in excess of 9.8% in value of our issued and outstanding shares of stock or 9.8% in value or in number of shares, whichever is more restrictive, of our issued and outstanding common shares, unless those limitations are waived by our board.

        Participants may terminate their participation in the plan at any time. A participant must notify the plan administrator in order to terminate participation in the plan. However, we reserve the right to terminate the enrollment of any participant who has caused undue expenses under the plan. We will send the stockholder a check for any distributions earned subsequent to the effective date of termination.

        We may amend, suspend or terminate the plan at any time, for any reason, including changing the purchase price of shares issued under the plan, without prior notice to, or the prior consent of, stockholders. Notice will, however, be mailed to participants following the date of the amendment, suspension or termination. Neither we nor any affiliates of IREIC receive a fee for selling shares through the distribution reinvestment plan. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the plan.

        See "Material U.S. Federal Tax Considerations—Other Tax Considerations—Distribution Reinvestment Plan" for a discussion regarding tax effects of participating in the plan.

Share Repurchase Program

        The share repurchase program is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. The terms under which we may repurchase shares may differ between repurchases upon the death or "qualifying disability" of a stockholder (referred to herein as "exceptional repurchases") and all other repurchases (referred to herein as "ordinary repurchases").

        Repurchase Price.    Subject to certain restrictions discussed below, we may make ordinary repurchases, from time to time, at the following prices:

  •
  92.5% of the share price for stockholders who have owned their shares for at least one year, but less than two years;

  •
  95% of the share price for stockholders who have owned their shares continuously for at least two years, but less than three years;

  •
  97.5% of the share price for stockholders who have owned their shares continuously for at least three years, but less than four years; and

  •
  100% of the share price for stockholders who have owned their shares continuously for at least four years.

        In the case of exceptional repurchases, we may repurchase shares at a repurchase price equal to 100% of the share price.

        For purposes of the share repurchase program, "share price" has the following meaning:

          (A)  prior to the date that we first disclose an estimated value per share that is not based solely on the offering price of the shares in our most recent "best efforts" offering, referred to herein as the "valuation date," the share price will be equal to the offering price of our shares in our most recent "best efforts" offering, which is referred to herein as the "offering price." However, if we have sold properties or other assets and have made one or more special distributions to stockholders of all or a portion of the net proceeds from the sales, the share price prior to the valuation date will be equal to the offering price less the amount of net sale proceeds per share that constitute a return of capital distributed to stockholders as a result of the sales. Further, in the event that the stockholder requesting repurchase purchased his, her or its shares from us at a price that was less than the offering price, including at a discounted price through the distribution reinvestment plan, the share price applicable to those shares prior to the valuation date will be equal to the per share price paid by that stockholder for those shares requested to be repurchased, further reduced, if applicable, by distributions of net sales proceeds, as set forth in the preceding sentence; and

          (B)  after the valuation date, the share price will be equal to the lesser of: (1) the share price determined in paragraph (A) above; or (2) the most recently disclosed estimated value per share, as determined by our board, our Business Manager or another firm that we have chosen for that purpose.

        For example, under the program, if a stockholder has purchased our shares for $10.00 per share in our current "best efforts" offering and requests the repurchase of those shares before we have disclosed an estimated value per share that is not based solely on that purchase price, we may repurchase those shares at the following prices: $9.25 if the shares have been owned continuously for at least one year, but less than two years; $9.50 if the shares have been owned continuously for at least two years, but less than three years; $9.75 if the shares have been owned continuously for at least three years, but less than four years; and $10.00 if the shares have been owned continuously for at least four years. Under the same example, if the stockholder is deceased, we will repurchase the shares for $10.00 per share.

        Ordinary Repurchases.    In the case of ordinary repurchases, we may repurchase shares beneficially owned by a stockholder continuously for at least one year. However, in the event a stockholder is having all his or her shares repurchased, our board may waive the one-year holding requirement for shares originally purchased under our distribution reinvestment plan. We may make ordinary repurchases only if we have sufficient funds available to complete the repurchase. In any given calendar month, we are authorized to use only the proceeds from our distribution reinvestment plan during that month to make ordinary repurchases; provided that, if we have excess funds during any particular month, we may, but are not obligated to, carry those excess funds to the subsequent calendar month for the purpose of making ordinary repurchases. Subject to funds being available, in the case of ordinary repurchases, we will limit the number of shares repurchased during any calendar year to 5% of the number of common shares outstanding on December 31st of the previous calendar year. In the event that we determine not to repurchase all of the shares presented during any month, including as a result of having insufficient funds or satisfying the 5% limit, to the extent we decide to repurchase shares, shares will be repurchased on a pro rata basis up to the limits described above. Any stockholder whose ordinary repurchase request has been partially accepted in a particular calendar month will have the remainder of his or her request included with all new repurchase requests we have received in the immediately following calendar month, unless he or she chooses to withdraw that request.

        Exceptional Repurchases.    We are authorized to use any funds to make exceptional repurchases. In addition, there is no one-year holding period applicable to exceptional repurchases, and the 5% limit described above will not apply to exceptional repurchases. With respect to any exceptional repurchases, we must receive the repurchase request within one year after the death or qualifying disability of the stockholder. If persons are joint registered holders of shares, the request to repurchase the shares may be made if either of the registered holders dies or becomes disabled. If the stockholder is not a natural person, such as a partnership, corporation or other similar entity, the right to an exceptional repurchase does not apply.

        In the case of exceptional repurchases upon the death of a stockholder, we may repurchase shares upon the death of a stockholder who is a natural person, including shares held by the stockholder through a trust, or an IRA or other retirement or profit-sharing plan, after receiving a written request from: (1) the estate of the beneficial owner; (2) the recipient of the shares through bequest or inheritance, even where the recipient subsequently registered the shares in his or her own name; or (3) in the case of the death of a beneficial owner who purchased shares and held those shares through a trust, the beneficiary of the trust, even where the beneficiary subsequently registered the shares in his or her own name, or, with respect to a revocable grantor trust, the trustee of that trust.

        In order for a disability to entitle a stockholder to qualify for an exceptional repurchase upon a disability (i.e. to be a "qualifying disability"); (1) the stockholder would have to receive a determination of disability arising after the date the stockholder acquired the shares to be repurchased; and (2) the determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive, which we refer to as the applicable governmental agencies. The applicable governmental agencies would be limited to the following: (a) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (b) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System, or "CSRS," then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (c) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder's discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

        Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker's compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to qualify for an exceptional repurchase. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor's initial application for disability benefits; and (2) a Social Security Administration Notice of

Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

        We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

  •
  disabilities occurring after the legal retirement age; and

  •
  disabilities that do not render a worker incapable of performing substantial gainful activity

        Therefore, such disabilities would not entitle a stockholder to qualify for an exceptional repurchase, except in the limited circumstances when the stockholder would be awarded disability benefits by the other applicable governmental agencies described above.

        General.    To request repurchase, the stockholder must submit a repurchase request, the form of which is available on our website, www.equitrustusa.com, to the repurchase agent at least five days prior to the repurchase date. The request must state the name of the person/entity who owns the shares and the number of shares to be repurchased, and must be properly executed. In the case of a request for an exceptional repurchase upon the death of a stockholder, the request also must include evidence of the death of the stockholder (which includes the date of death). In the case of a request for an exceptional repurchase upon a disability, the request also must include both the stockholder's initial application for disability benefits and documentation issued by a governmental agency demonstrating an award of the disability benefits. The stockholder must notify us in writing if the stockholder wishes to withdraw a pending request to have shares repurchased. We will not repurchase that stockholder's shares so long as we receive the written request to withdraw at least five days prior to the repurchase date. We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by the board. Following the repurchase, we will send the requesting party the cash proceeds of the repurchase.

        All shares requested to be repurchased must be beneficially owned by the stockholder of record making the request, or the party presenting the shares must be authorized to do so by the owner of record of the shares or as otherwise described herein, and must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.

        The share repurchase program will immediately terminate if our shares are listed on any national securities exchange. In addition, our board of trustees, in its sole discretion, may amend, suspend (in whole or in part), or terminate our share repurchase program. In the event that we amend, suspend or terminate the share repurchase program, however, we will send stockholders notice of the change at least thirty days prior to the change, and we will disclose the change in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate. Further, our board reserves the right in its sole discretion at any time and from time to time to reject any requests for repurchases. See "Risk Factors—Risks Related to This Offering" for additional discussion regarding the amendment of our share repurchase program.

        Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. The repurchased shares will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with exemptions from the registration provisions contained in these laws.

        We may appoint a repurchase agent to effect all repurchases of shares and to disburse funds to the stockholders in accordance with the share repurchase program. The repurchase agent will perform all recordkeeping and administrative functions involved in the program, and we will bear all costs involved in organizing, administering and maintaining the program. No fees will be paid to [Dealer Manager TBD], our officers or trustees or any of their affiliates in connection with the repurchase of shares by us pursuant to the share repurchase program.

 LEGAL MATTERS

        [Legal counsel TBD] has passed upon the legality of the common shares and [Tax counsel TBD] has passed upon legal matters in connection with our status as a REIT for federal income tax purposes. [Tax counsel TBD] will rely on the opinion of [Legal counsel TBD] as to all matters of Maryland law. Neither [Legal counsel TBD] nor [Tax counsel TBD] purport to represent our stockholders or potential investors, who should consult their own counsel.

EXPERTS

        To be added by amendment. As of the date of this filing, EquiTrust USA has not commenced operations and has nominal assets and liabilities.

WHERE YOU CAN FIND MORE INFORMATION

        We are filing a registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

        This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

        You can read our registration statement and our SEC filings over the Internet at www.sec.gov. You also may read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        To be added by amendment. As of the date of this filing, EquiTrust USA has not commenced operations and has nominal assets and liabilities.

EQUITRUST USA

BALANCE SHEET

AS OF                                    , 20[12]

        To be added by amendment. As of the date of this filing, EquiTrust USA has not commenced operations and has nominal assets and liabilities.

EQUITRUST USA

NOTES TO BALANCE SHEET

        To be added by amendment. As of the date of this filing, EquiTrust USA has not commenced operations and has nominal assets and liabilities.

 DEALER PROSPECTUS DELIVERY OBLIGATION

        Until                  , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary	1
Risk Factors	11
Cautionary Note Regarding Forward Looking Statements	33
Estimated Use of Proceeds	34
Selected Financial Data	35
Investment Objectives and Related Policies	36
Management	45
Certain Relationships and Related Party Transactions	47
Legal Proceedings	47
Description of Shares	48
Share Ownership	51
Material Provisions of Maryland Law and of Our Declaration of Trust and Bylaws	52
Material U.S. Federal Tax Considerations	58
Plan of Distribution	82
Distribution Reinvestment Plan and Share Repurchase Program	89
Legal Matters	94
Experts	94
Where You Can Find More Information	94
Index to Financial Statements	F-1

EquiTrust USA

Maximum Offering of
[$1,000,000]
in Common Shares

PROSPECTUS

December     , 2012

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

        The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder:

Expense	Amount(1)
SEC registration fee	$137
Printing and mailing expenses	$15,000
Blue sky fees and expenses	$1,000
Legal fees and expenses (other than blue sky registrations)	$25,000
Accounting fees and expenses	$75,000
Advertising and sales literature	$35,000
Transfer agent fees	$50,000
Due diligence expense reimbursement	$35,000
Other fees and expenses(2)	$13,863
TOTAL:	$250,000

(1)
All amounts shown are estimates, except for the SEC registration fee.

(2)
Includes escrow agent, web hosting, and other miscellaneous issuer costs.

Item 32.    Sales to Special Parties.

        [Dealer Manager TBD] or any of its directors, officers, employees, or affiliates may purchase shares, net of sales commissions and the marketing contribution, for $            per share. Each soliciting dealer and any of their respective directors, officers, employees or affiliates may purchase shares, net of selling commissions, for $            per share. All purchases of common shares by [Dealer Manager TBD] or any soliciting dealer must be made in accordance with FINRA regulations, including without limitation Rule 5130.

        Any of our directors, officers, employees, or affiliates, or any family members of those individuals (including spouses, parents, grandparents, children and siblings), may purchase shares, net of sales commissions and the marketing contribution, for $            per share.

Item 33.    Recent Sales of Unregistered Securities.

        On October 12, 2012, in connection with the formation of EquiTrust USA, we sold 100 common shares to Donald C. Buenger, the Chair of the Board of Trustees, at the price of $1.00 per share, for aggregate consideration of $100. No sales commission or other consideration was paid in connection with the sale. The sale was consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Act as a transaction not involving any public offering.

Item 34.    Indemnification of Trustees and Officers.

        Section 8-601 of the Maryland REIT law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        Section 8-301(15) of the Maryland REIT law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees, and agents to the same extent as Maryland corporations are permitted to indemnify their directors, officers, employees, and agents under Section 2-418 of Maryland General Corporation Law (the "MGCL"). Section 2-418 of the MGCL permits a corporation to indemnify its present and former directors against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty (MGCL § 2-418(b)(1)(i));

  •
  the director actually received an improper personal benefit in money, property or services (MGCL § 2-418(b)(1)(ii)); or

  •
  in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful (MGCL § 2-418(b)(1)(iii)).

        However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses (MGCL §§ 2-418(b)(2)(ii), (c), (d)(2)(ii)).

        In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer, in advance of the final disposition of the suit, upon the corporation's receipt of:

  •
  a written affirmation by such director of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or officer, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct (MGCL § 2-418(f)).

        The MGCL permits a corporation to indemnify its officers, employees, and agents to the same extent as it is permitted to indemnify its directors (MGCL § 2-418(j)(2)).

        The MGCL requires indemnification of directors, officers, employees, and agents only where they have successfully defended a proceeding to which they have been made a party by reason of service in those capacities, or any claim, issue, or matter in such a proceeding; and then only for reasonable expenses actually incurred in the defense (MGCL § 2-418(d)(1), (j)(1)).

        Our declaration of trust and bylaws permit us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify to any present or former trustee, officer, employee or agent (including any individual who, at our request and while serving in one of those capacities, serves or has served as a director, trustee, officer, partner, member, employee or agent of another real estate investment trust, corporation, partnership, company, joint venture, trust, employee benefit plan or any other enterprise) against any claim or liability to which he or she may become subject by reason of service in such capacity, unless:

  •
  the act or omission of our trustee, officer, employee, or agent was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty; or

  •
  our director, officer, employee, or agent actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, our trustee, officer, employee, or agent had reasonable cause to believe that the act or omission was unlawful.

        Our declaration of trust and bylaws also permit us, to the maximum extent permitted by Maryland law in effect from time to time, to pay or reimburse reasonable expenses of our trustee, officer, employee or agent in such a proceeding, in advance of the final disposition of the proceeding, we receive a written undertaking by the trustee, officer, employee, or agent, or on his or her behalf, to repay the amount we pay or reimburse if it is ultimately determined that he or she did not meet the required standard of conduct.

        Our declaration of trust and bylaws require us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify any present or former trustee, officer, employee, or agent who has been successful in the defense of a proceeding to which he or she was made a party by reason of service in such capacity.

        In addition, upon completion of this offering, we expect to enter into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Item 35.    Treatment of Proceeds From Stock Being Registered.

        Not applicable.

Item 36.    Financial Statements and Exhibits.

        (a)    Financial Statements.    The list of financial statements filed as part of this Registration Statement on Form S-11 is set forth on page F-1 herein.

        (b)    Exhibits.    The list of exhibits filed as part of this Registration Statement on Form S-11 is set forth on the Exhibit Index pages following the signature pages hereto.

Item 37.    Undertakings.

        The undersigned Registrant (the "Registrant") hereby undertakes:

          (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  If the Company is relying on Rule 430B:

              (A)  Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

              (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the Company and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in this Registration Statement or a prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or a prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or a prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; or

             (ii)  If the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of this Registration Statement, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in this Registration Statement or a prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or a prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this Registration Statement or a prospectus that was part of this Registration Statement or made in any such document immediately prior to such date of first use.

          (e)   For the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Company pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

          (e)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (f)    That, for purposes of determining any liability under the Securities Act of 1933:

            (1)   The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

            (2)   Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (g)   To file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement shall disclose any compensation and fees received by the Registrant's advisor and its affiliates, if any, in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

          (h)   To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

          (i)    To provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

          (j)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a trustee, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on December 27, 2012.

EquiTrust USA
By:	/s/ DONALD C. BUENGER
Donald C. Buenger Chair of the Board of Trustees

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of December 27, 2012.

Signature	Title	Date

/s/ DONALD C. BUENGER Donald C. Buenger	Chair of the Board of Trustees (Principal executive officer, principal financial officer, and principal accounting officer)	December 27, 2012

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Dealer Manager Agreement*
1.2	Form of Soliciting Dealers Agreement*
3.1	Declaration of Trust of EquiTrust USA*
3.2	Bylaws of EquiTrust USA*
5	Opinion as to legality*
8	Opinion as to tax matters*
23.1	Consent of [law firm providing opinion as to legality]* (included in Exhibit 5)
23.2	Consent of [law firm providing opinion as to tax matters]* (included in Exhibit 8)

*
To be filed by amendment.